U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM SB-2

                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

                                EARLY DETECT INC.
                                -----------------
                 (Name of small business issuer in its charter)

                          (Primary Standard Industrial
Nevada                                                              880368729
------                               ------------                   ---------
(State or jurisdiction       (Primary Standard Industrial       (I.R.S. Employer
of incorporation or           Classification Code Number)              I.D. No.)
organization)

             2950 N.Glassell Street, Orange, CA 92865 (714) 283-5190
             -------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                  same as above
(Address of principal place of business or intended principal place of business)

          Glenn P. Hannemann, 24 Brena, Irvine, CA 92620 (714) 544-1912
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate  date of commencement  of proposed sale to the public:  September 1,
2002

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
Title of each class of   Dollar Amount to be    Proposed maximum       Proposed maximum       Amount of
securities to be         registered             offering price per     aggregate offering     registration fee
registered                                      unit                   price
----------------------   -------------------    ------------------     ------------------     ----------------
Common Stock             $18,000,000            $6.00                  $18,000,000            $1,656.00
==============================================================================================================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                EARLY DETECT INC.

                                3,000,000 Shares
                                  Common Stock

     Early Detect Inc., a Nevada corporation ("EDI"), is offering 3,000,000 shares of its $0.001 par value common stock ("Shares") to investors at an offering price of $6.00 per share. The 3,000,000 Shares will be issued to pay for the costs of this offering and manufacturing, marketing and distribution activities of EDI and for possible future acquisitions of companies and/or assets.

     The Shares offered are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment.

(begin boldface)
     These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission nor has the U.S. Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The Shares offered are not listed on any national securities exchange nor yet with the Nasdaq Stock Market and EDI does not have any trading symbol for the Shares, although it has received NASD clearance for the symbol "EDIC."
(end boldface)


====================================================================================
                  Price to Public     Underwriting Discounts   Proceeds to Issuer 2
                                      and Commissions 1
--------------    ----------------    ----------------------   ---------------------
Per Share         $  6.00                    $    0.48           $    5.52
Total Maximum     $18,000,000                $1,400,000          $16,600,000
====================================================================================

     1    Commissions  of up to 8% of the  proceeds  of  this  offering  will be payable to participating NASD broker-dealers. See "Plan of Distribution."

     2    Before  deducting  legal,   accounting,   printing  and  miscellaneous
               expenses of the Offering, including a 3% non-allocable expense allowance estimated to total $640,000. (Please see "Plan of Distribution").

     Information contained in this Prospectus is subject to completion or amendment. The Registration Statement relating to the securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   Subject to Completion. Dated: July 3, 2002

                   Part I - Information Required in Prospectus
                                Table of Contents

Prospectus Summary..........................................................  5

Risk Factors................................................................  5

Use of Proceeds............................................................. 12

Determination of Offering Price............................................. 13

Dilution.................................................................... 13

Plan of Distribution........................................................ 14

Legal Proceedings........................................................... 14

Directors, Executive Officers............................................... 15

Security Ownership of Certain Beneficial Owners............................. 17

Description of Securities................................................... 18

Interest of Named Experts and Counsel....................................... 20

Disclosure of Commission Position........................................... 20

Organization Within Last Five Years......................................... 21

Description of Business..................................................... 21

Management's Discussion and Analysis or Plan of Operation................... 37

Description of Property..................................................... 37

Certain Relationships and Related Transactions.............................. 38

Market for Common Equity and Related Stockholder Matters.................... 40

Executive Compensation...................................................... 40

Financial Statements........................................................ 40

Changes In and Disagreements With Accountants on Accounting and
 Financial Disclosure....................................................... 41

                               Prospectus Summary
                               ------------------

     The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus, and the attached exhibits, in their entirety.

The Company and Industry.
-------------------------

     Early Detect Inc. was originally founded and incorporated under the name Advanced Medical Systems Inc., in the State of Nevada on September 19, 1996, to develop, manufacture, and market a broad range of in vitro diagnostic ("IVD") tests for the over the counter (consumer) and professional use markets in the United States, Canada, and the entire world. The Company was approved to do business in the State of California on May 14, 2001. By resolution of the Board of Directors of the Company, the name of the Company was changed to Early Detect Inc. ("EDI") on June 25, 2002. It is a licensed FDA facility and is licensed and registered with the State of California, Department of Health. It is also licensed in Canada through their Health Protection Branch, holding several licensed products in the names of InstaTest and E-Z Test, formerly known as KnowNow. We are now positioned to offer low cost products which will finally afford the consumer a choice in taking control of their own health.

     The medical home diagnostic assay industry is a rapidly growing field. The IVD business worldwide totals about $21 billion while diagnostic testing in physicians offices, hospitals and clinics, currently account for another $2.5 billion in sales. Sales of home pregnancy tests alone represent a $222 million industry in the United States, and an estimated $22 million in Canada.

     There are over 575,000 physicians, 225,000 pharmacies, and over 125,000 hospitals and clinics in the United States that are presently buying many of these products from various brokers and suppliers. (Medical Device Executive
                                                      --------------------------
Portfolio, June/July 2000)
---------

     The consumer market place has offered a limited amount of products, such as pregnancy and ovulation IVD tests, with a few other devices such as blood pressure and glucose monitors. These low cost tests and devices have been available for a number of years and are used by consumers in the privacy of their own homes.

                                  Risk Factors
                                  ------------

(begin boldface)
     The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus. (end boldface)

Limited Prior Operations.
-------------------------

     We have had limited prior operations in the United Sates and have embarked in that market only since August of 1999. Thus, we are subject to all the risks inherent in the market penetration of a new business. Unanticipated delays, expenses and other problems such as setbacks in product development, and market acceptance are frequently encountered in connection with the development of a business.

Significant Working Capital Requirements.
-----------------------------------------

     The working capital requirements associated with the plan of business will continue to be significant. We anticipate, based on currently proposed assumptions relating to operations, that we cannot generate sufficient cash flow to continue operations for an indefinite period at the current level without requiring additional financing. We will need to raise additional capital in the next twelve months, through debt or equity, to fully implement our sales and marketing strategy and grow. In the event that EDI's plans change or its assumptions change or prove to be inaccurate or if cash flow from operations proves to be insufficient to fund operations for the reasons discussed, we would be required to seek additional financing sooner than currently anticipated or may be required to significantly curtail or cease its operations.

We Have Only Limited Assets.
----------------------------

     EDI has only limited assets. As a result, there can be no assurance that we will be able to generate significant revenues in the future; and there can be no assurance that EDI will operate at a profitable level. If EDI is unable to obtain customers for its products and generate sufficient revenues so that it can profitably operate, EDI's business will not succeed.

Success of EDI Dependent on Management.
---------------------------------------

     EDI's success is dependent upon the hiring of key personnel. All decisions with respect to the management of EDI will be made exclusively by the officers and directors of EDI. Investors, as such, will only have rights associated with minority ownership interest rights to make decisions which effect EDI. The success of EDI, to a large extent, will depend on the quality of the directors and officers of EDI. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of our management to our officers and directors, as they are configured herein.

Control of EDI by Officers and Directors.
-----------------------------------------

     EDI's officers and directors beneficially own approximately 86% of the outstanding Shares of EDI's common stock. As a result, such persons, acting together, have the ability to exercise significant influence over all matters requiring stockholder approval. Accordingly, it could be difficult if not impossible for investors to exercise control over the affairs of EDI. Directors and principal common shareholders who control the majority of the voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of EDI without the effective voice of investors.

Limitations on Liability and Indemnification of Directors and Officers.
-----------------------------------------------------------------------

     Although the articles of incorporation and the bylaws of EDI provide for indemnification of officers or directors of EDI, the Nevada General Corporation Law also provides for permissive indemnification of officers and directors and EDI may provide indemnification under such provisions. Because of any limitation on their liability, EDI may be required to defend its officers and directors and expend EDI funds in that regard.

Potential Conflicts of Interest Involving Management.
-----------------------------------------------------

     Currently, not all of the officers and directors of EDI will devote 100% of their time to the business of EDI. Therefore, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to EDI. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors of EDI any proposed investments for its evaluation.

Government Regulation of our Products.
--------------------------------------

     Our products are subject to, presently, both U.S. and Canadian governmental regulation. Please refer to "Description of Business" below.

Influence of Other External Factors on Prospects for EDI.
---------------------------------------------------------

     The industry of EDI in general is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures or acquisitions to be made by EDI will result in a commercially profitable business. The marketability of its products will be affected by numerous factors beyond the control of EDI. These factors include market fluctuations and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect EDI's spending. Factors which leave less money in the hands of potential customers of EDI will likely have an adverse affect on EDI. The exact affect of these factors cannot be accurately predicted, but the combination of these factors may result in EDI not receiving an adequate return on invested capital.

Risks Related to Our Business.
------------------------------

     If the markets for our products do not develop and expand as we anticipate, demand for our products may decline, which would negatively impact our results of operations and financial performance.

     The markets for our products are characterized by rapidly changing technologies, evolving industry standards and frequent new product introductions. Our success is expected to depend, in substantial part, on the timely and successful introduction of new products, upgrades of current products to comply with emerging industry standards, our ability to acquire technologies needed to remain competitive and our ability to address competing technologies and products. In addition, the following factors related to our products and the markets for them could have an adverse impact on our results of operations and financial performance:

     o    if we are unable to maintain a favorable mix of products;

     o if the anticipated level of demand for our products by our customers does not continue. While this demand has been increasing in recent quarters, there is no assurance that this upward trend can be sustained. A leveling or declining demand or an unanticipated change in market demand for products based on a specific technology would adversely affect our ability to sustain recent operating and financial performance;

     o if we are unable to continue to develop new product lines to address our customers' diverse needs and the several market segments in which we participate. This requires a high level of innovation, as well as the accurate anticipation of technological and market trends; or

     o if we are not successful in creating the infrastructure required to support anticipated growth in product demand.

     As our customers' needs for our products increase, we must increase our manufacturing volumes to meet these needs and satisfy customer demand. Failure to do so may materially harm our operating results and financial performance.

     The manufacture of our products involves highly complex and precise processes, requiring production in highly controlled and clean environments. Changes in our manufacturing processes or those of our contractors and suppliers could significantly reduce our manufacturing yields and product reliability. In some cases, existing manufacturing techniques, which involve substantial manual labor, may be insufficient to achieve the volume or cost targets of our customers. We will need to develop new manufacturing processes and techniques to achieve targeted volume and cost levels. While we continue to devote substantial efforts to the improvement of our manufacturing techniques and processes, we may not achieve manufacturing volumes and cost levels in our manufacturing activities that will fully satisfy customer demands.

     Interruptions of supplies from our key suppliers could disrupt production or impact our ability to increase production and sales. We obtain several critical components from a limited number of suppliers, some of which are also are competitors. We do not have long-term or volume purchase agreements with these suppliers, and may have limited options for alternative supply if these suppliers fail to continue the supply of components.

     We face intense competition in our business. We expect that we will face additional competition from existing competitors and from a number of companies that may enter our markets. Since some of the markets in which we compete are characterized by rapid growth and rapid technology changes, smaller niche and start-up companies may become our principal competitors in the future. We must invest in research and development, expand our engineering manufacturing and marketing capabilities, and continue to improve customer service and support in order to remain competitive. While we expect to undertake the investment and effort in each of these areas, we cannot assure that we will be able to maintain or improve our competitive position.

     Our competitors may have greater financial, engineering, manufacturing, marketing or other support resources. Market consolidation may create additional or stronger competitors and may intensify competition.

     We face pricing pressures in our business as a result of intense competition, emerging new technologies, and manufacturing efficiencies in both the domestic and the international marketplaces. While we will work toward reducing our costs to respond to pricing pressures, we may not be able to achieve proportionate reductions in costs.

     We may encounter difficulties, costs or risks in protecting our intellectual property rights or obtaining rights to additional intellectual property to permit us to continue or expand our businesses. Other companies, including some of our large competitors, hold patents in our industries and the intellectual property rights of others could inhibit our ability to introduce new products in our field of operations unless we secure licenses on commercially reasonable terms.

     Our future success will be determined in part by our ability to attract and retain, in a highly competitive marketplace, key scientific and technical personnel for our research, development and engineering efforts. Our business also depends on the continued contributions of our executive officers and other key management and technical personnel. While we believe that we have been successful in attracting and retaining key personnel, we cannot assure you that we will continue to be successful in the future.

No Cumulative Voting.
---------------------

     Holders of the Shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the Shares present at a meeting of shareholders will be able to elect all of the directors of EDI, and the minority shareholders will not be able to elect a representative to EDI's board of directors.

Absence of Cash Dividends.
--------------------------

     EDI has not paid, and the board of directors does not anticipate paying, cash dividends on EDI Shares for the foreseeable future and intends to retain any future earnings to finance the growth of EDI's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of EDI, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Limited Public Market for EDI's Securities.
-------------------------------------------

     Prior to the Offering, there has been no public market for the Shares of common stock being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by EDI or its competitors, variations in EDI's results of operations, and market conditions in the retail, electronic commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

No Assurance of Continued Public Trading Market; Risk of Low Priced Securities.
-------------------------------------------------------------------------------

     There has been no public market for the common stock of EDI. It is intended that the common stock of EDI will initially be quoted on the Over the Counter Bulletin Board and, ultimately, on NASDAQ. As a result, in that event, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of EDI's securities. In addition, though not anticipated, the Shares may be subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1999 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing low-priced or penny stocks sometimes limit the ability of broker-dealers to sell EDI's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

Effects of Failure to Maintain Market Makers.
---------------------------------------------

     If EDI is unable to maintain a National Association of Securities Dealers, Inc. member broker/dealer as market makers, the liquidity of the common stock could be impaired, not only in the number of Shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell Shares of the common stock on any secondary market. There can be no assurances EDI will be able to maintain such market makers.

Offering Price.
---------------

     The  offering  price  of the  common  Shares  has  been  determined  by the
directors   of  the   Company   arbitrarily   and   without   regard  to  market
considerations.

Forward-Looking Statements.
---------------------------

     This prospectus contains "forward looking statements" within the meaning of Rule 175 of the Act, as amended, and Rule 3b-6 of the Securities Act of 1933, as amended, including statements regarding, among other items, EDI's business strategies, continued growth in EDI's markets, projections, and anticipated trends in EDI's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on EDI's expectations and are subject to a number of risks and uncertainties, certain of which are beyond EDI's control. EDI cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including, among others, the following: reduced or lack of increase in demand for EDI's products, competitive pricing pressures, changes in the market price of ingredients used in EDI's products and the level of expenses incurred in EDI's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. EDI disclaims any intent or obligation to update "forward-looking statements."

                                 Use of Proceeds
                                 ---------------

     The amount of proceeds from this offering will depend on the ultimate amount of Shares sold. The proceeds of the offering, less the expenses of the offering, will be used to provide working capital for EDI.

     The following table sets forth the estimated use of proceeds from this offering for the ensuing two years:



               Product Inventory                       $ 2,000,000.00
               Physical Plant                          $ 2,800,000.00
               Research & Development/FDA Approval     $ 2,300,000.00
               Marketing
                        U.S.A.                         $ 4,500,000.00
                        Canada                         $ 1,000,000.00
               General & Administrative                $ 1,000,000.00
               Working Capital                         $ 3,000,000.00
                                                       --------------

                        Total                          $16,600,000.00

     Management will notify shareholders of any significant changes in these use of proceeds within a quarterly newsletter as well as in quarterly and annual reports. Management anticipates expending these funds for the purposes indicated above. If expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes, or allocated according to the discretion of the board of directors. If less than the maximum offering is raised, the priority will be placed on Marketing and Inventory. To the extent that expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds or similar investments.

                         Determination of Offering Price
                         -------------------------------

     The cash offering price of the Shares has been determined arbitrarily at the discretion of the Board.

                                    Dilution
                                    --------

     The difference between the $6.00 price per Share of the Shares and the pro forma net tangible book value per Share of EDI after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of EDI (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

     At May 31, 2002, the net tangible book value of EDI was approximately $208,315.00 or $0.022 per share of Common Stock. After giving effect to the sale of Shares (less commissions and estimated expenses of this Offering), the pro forma net tangible book value of EDI at May 31, 2002, would be $16,808,315.00, or $1.360 per Share, representing an immediate increase in net tangible book value of $1.338 per Share to existing stockholders and an immediate dilution of $4.640 to new investors.

     The following table illustrates the foregoing information with respect to dilution to new investors on a per Share basis:

                                                   May 31, 2002
                                                   ------------

Value per share of Common Stock
       in Offering                                    $6.00
Net tangible book value before
       Offering                                       $0.022
Increase attributable to new
       investors                                      $1.338
Pro forma net tangible book
       value after Offering                           $1.360

Dilution to new investors (per share)                 $4.640

     The following table sets forth at May 31, 2002, with respect to existing stockholders and new investors, a comparison of the number of shares of Common Stock acquired from EDI, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

                        Shares Purchased             Total Consideration      Average Price
                        ----------------             -------------------      -------------
                        Number      Percent Amount   Percent     Per Share
                        ------      --------------   -------     ---------

Existing Stockholders    9,328,742   75.7%           $ 3,283,998   15.4%      $0.35

New Investors            3,000,000   24.3%           $18,000,000   84.6%      $6.00
                         ---------   -----           -----------  ------      -----

         Total          12,328,742  100.0%           $21,283,998  100.0%      $1.73


                              Plan of Distribution
                              --------------------

     We are presently in negotiations with three registered broker/dealers to serve as underwriters for the offering of the Shares on a "firm commitment" or "best efforts all or none" basis. Such negotiations are predicated, in part, on the filing of this Registration Statement and/or its effectiveness. The ultimate underwriting arrangement will, in any event, provide for an 8% selling commission and up to an additional non-allocable expense allowance of up to 3% of the proceeds raised through the efforts of such underwriter. Additionally, it is expected that the underwriter will be issued a Common Stock Purchase Warrant exercisable at the option of the underwriter at an exercise price of 150% of the initial offering price of the Shares within 90 days of the Effective Date of this Registration Statement.

Opportunity to Make Inquiries.
------------------------------

     EDI will make available to each offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from EDI concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that EDI possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.
-----------------------

     Each person desiring to be issued Shares must complete, execute, acknowledge, and deliver to EDI certain documents. By executing these documents, the subscriber is agreeing that such subscriber will be a shareholder in EDI and will be otherwise bound by the Articles of Incorporation and the Bylaws of EDI in the form as may be attached to this Registration Statement.

                                Legal Proceedings
                                -----------------

     Except as noted herein, EDI is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against EDI has been threatened.

                    Directors, Executive Officers, Promoters,
                    -----------------------------------------
                               and Control Persons
                               -------------------

     The names, ages and respective positions of the directors and officers of EDI are set forth below. All directors serve for a period of one year or until their successors are elected and qualified. There are no other persons which can be classified as a promoter, controlling person, or significant employee of EDI.

     Mr. Peter George,  age 69, is CEO and the  Secretary/Treasurer  of Advanced
     ----------------
Medical Systems Inc. Peter George has owned and operated his own multi million dollar insurance brokerage under the name of Peter George & Company Insurance Brokers for over 40 years. Peter George was educated in New York City, entered the Korean War in 1951, serving in the U.S. Navy, and was honorably discharged in 1955.

     Mr. George has represented several high profile accounts during his many years in the insurance industry including the Teamsters Union and Hilton Hotels. He helped to create business plans that were adopted by Farmers Insurance Group in the early 1960's. He was directly responsible for developing Farmers Insurance Group's successful 30/60 auto policy. He was a pioneer in creating the Mass Merchandising Plan for auto insurance in the early 1970's for the Teamsters labor union. During the last six years he has been active in the IVD business and has come to understand the various functions needed in the IVD industry. Recognizing the unsatisfied demand for medical home testing products, Peter George has devoted the past six years of his business career to the planning and implementation of Advanced Medical Systems Inc.

     Mr. George is listed in the 1998 Edition of Who's Who as an entrepreneur. Mr. George is tireless in his work ethic and is proficient in his ability to sort out opportunities and this makes his executive capabilities the nucleus of the company's ability to complete the objectives necessary to deliver the product on schedule and within budget.

     Mr. Nicholas George,  age 58, is President of Advanced Medical Systems Inc.
     -------------------
Nicholas attended Orange Coast College prior to entering military service and is a Vietnam Veteran. He operated "Sierra Guide Service" through the 1980's when a protracted drought curtailed High Sierra skiing. During this period, he successfully interacted with state agencies, the Bureau of Land Management, and the U.S. Department of the Interior. He was able to enlist the assistance of several prominent high profile executives in bringing this recreational activity to the High Sierras. He lives in Riverside County with his wife and two children.

     Nicholas joined his brother, Peter, in 1984 in the insurance business where he enjoyed success in his book of business until the outset of the formation of Advanced Medical Systems Inc. in 1996. The two have worked hand in hand in the planning, development and implementation of the company. Nicholas' primary responsibilities are the operation and coordination of the various key elements relating to the daily life of the firm. He understands how to delegate as well as how to carry out corporate plans, and his administrative abilities are of great value to the company. His duties will include actions to carry out the objectives of the board of directors.

     Mr. Charles A. Strongo,  age 38, BA, MBA Program,  from National University
     ----------------------
in 1999, will be handling the duties of CFO upon funding. Mr. Strongo has over ten years of business experience in the plastic and IVD industry and an additional ten years in corporate management. He has sales and marketing abilities as well as an accounting background, and we feel that his contribution will be invaluable. He was the President of Medical Clinical Consortium an IVD manufacturer. He has several years of experience in financial and management positions.

     Mr.  Dominic  Romangnuolo,  age 45, is a graduate  of the York  University,
     -------------------------
having received his BAS degree in 1980, and has been employed in Canada by a variety of pharmaceutical companies, working his way up from Project Manager to Marketing Director while employed by Novopharm. Prior to working for Novopharm, he was self-employed in a related medical device business. He is currently serving as Marketing and Sales Consultant for EDI. He has many years of experience in sales and marketing and upon funding will be joining our company as Vice President of Marketing and Sales.

     Dr. Henry J. Smith,  Ph.D.,  age 63, will serve as a member of the Board of
     --------------------------
Directors as well as our Medical Director. He has over 30 years experience in the development and utilization of medical laboratory assays. He is the founder of Immunology Consultants, Inc., which provided laboratory services in Immunology and Microbiology. Dr Smith was a Research Fellow in Cancer Research and received a Ph.D. in Medical Immunology from Leeds University School of Medicine, in England, in 1965. He also was appointed to the Board of Directors for the Orange County Boy Scouts Council.

     Tasneem A.  Khwaja,  Ph.D.,  age 66,  Director,  if founder of  PharmaPrint
     ------------------
Pharmaceuticals and has served as Secretary of PharmaPrint from 1994 to 2000 and Chief Scientific Officer since October 1995. From September 1994 to April 1997, Dr. Khwaja served as Chairman of the Board of Directors of PharmaPrint and from November 1994 to October 1995 served as President and Chief Executive Officer of PharmaPrint, a publicly traded NASDAQ company. Dr. Khwaja has been as Associate Professor to Pathology at the University of Southern California School of Medicine since 1973. Dr. Khwaja received a Ph.D. in Organic Chemistry and Chemistry of Nucleic Acids from Cambridge University, in _____.

     Mr. Elwood Sprenger,  age __, Director,  has over 24 years of experience in
     -------------------
start-up companies. He has served on the Board of Rochem, a Swiss Company, which developed and holds the patent for new reverse osmosis systems in water treatment for use internationally in 27 countries. He was the founder, CEO and owner of Calistoga Water Company which he started in 1970. After he built up Calistoga to a company with $25 million in annual sales, he sold the company to the Perrier Group in 1984. Mr. Sprenger stayed on at Calistoga as President and CEO and worked with the Perrier Group to help increase sales from $33 million to over $80 million. In 1990 Mr. Sprenger became a director in The Sahara Water

Group, a start-up company, and the company has grown to $20 million in annual sales. In 1992, he became the CEO and Director of Sole, an Italian natural spring water bottler, and developed an additional $15 million in annual world wide sales. Mr. Sprenger attended Adams School of Engineering and became and engineer in water treatment for the city of San Francisco.

     Mr.  Philip  Dave  Thomas,  age 67,  Director,  has over 30 years  combined
     -------------------------
experience in executive management, national and international securities, finance, real estate, investment banking and project development domestically and internationally. In the last 20 years, he has been on the Board of Directors for such companies as: the Marshall Islands Development Bank, the Century National Bank of Texas, Banico Bank of Panama, Casa de Seguridad Safe Deposit Company, Panama, Sole Bottled Water, Spaulding Sports Refresher, PediaPharm Corporation, PharmaPrint Pharmaceutical, Newport Film Producers, Ozelle Pharmaceuticals, and many other successful companies. During recent years, as President of leading investment banking firms he successfully assisted in over two dozen Private Placement and IPOs. For five years he was the President of the American Central Stock Exchange, a highly successful $50 million company.

     John H. Abeles,  M.D.,  age 56,  currently  serves as President of Medvest,
     --------------
Inc. a Venture Capital Company involved in the initiation and promotion of venture financing in the medical, biosciences and related fields and the strategic planning in research and development, company and product evaluation and corporate development. Dr. Abeles possesses a degree in Pharmacology (University of Birmingham, England, 1970). He has served, among other roles, as a Medical Advisor to Marketing and Promotions to Sterling Drugs (U.K.),
Associate Medical Director to Pfizer Labs (N.Y., N.Y.), Assistant V.P. for Health Care and Pharmaceutical Research to Kidder, Peabody (N.Y., N.Y.) and Director to Higuchi BioSciences Institute, University of Kansas.

                          Security Ownership of Certain
                          -----------------------------
                        Beneficial Owners and Management
                        --------------------------------

     The  following  table  sets  forth  information  regarding  the  beneficial ownership of Shares of EDI's common stock as of May 31, 2002 (9,328,742 outstanding and 9,335,742 issued) by (i) all stockholders know to EDI to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all officers and directors of EDI (each person has sole voting power and sole dispositive power as to all of the Shares shown as beneficially owned by them):


=====================================================================================
Title of Class   Name and Address of        Amount and Nature       Percent of Class
                 Beneficial Owner           of Beneficial Owner
--------------   -----------------------    ---------------------   -----------------
Common Stock     Peter George               2,997,500               32.1%
                 12792 Bonita Hts. Drive
                 Santa Ana, CA 92705

Common Stock     Constance George           1,000,000               10.7%
                 14202 Flower St.
                 Garden Grove, CA 92843

Common Stock     Nicholas George            3,494,000               37.5%
                 40375 Cal Oaks #D2204
                 Murietta, CA 92562

Common Stock     Charles A. Strongo            54,346                0.6%
                 2950 N. Glassell St.
                 Orange, CA  92865

Common Stock     Tasneem A. Khwaja             50,000                0.6%
                 2950 N. Glassell St.
                 Orange, CA  92865

Common Stock     Elwood Sprenger               50,000                0.6%
                 2950 N. Glassell St.
                 Orange, CA  92865

Common Stock     Philip Dave Thomas           252,500                2.7%
                 2950 N. Glassell St.
                 Orange, CA  92865

Common Stock     Dominic Romangnuolo           80,346                0.9%
                 2950 N. Glassell St.
                 Orange, CA  92865

Common Stock     John H. Abeles                50,000                0.6%
                 2950 N. Glassell St.
                 Orange, CA  92865

=====================================================================================

                            Description of Securities
                            -------------------------

General Description.
--------------------

     The securities being offered are Shares of common stock. EDI's Articles of Incorporation, as amended, authorize the issuance of 50,000,000 Shares of common stock, with a $.001 par value. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of EDI; (b) are entitled to share ratably in all of the assets of EDI available for distribution upon winding up of the affairs of EDI; and (c) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) special voting rights;
(b) preference as to dividends or interest; (c) preemptive rights to purchase in new issues of Shares; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of May 31, 2002, EDI had 9,328,742 Shares of common stock outstanding and 9,335,742 Shares of common stock issued.

     The articles of incorporation, as amended, also provide for the issuance of up to 5,000,000 shares of its non-voting preferred stock, without nominal or par value. To date, no such shares have been issued or are outstanding.

Non-Cumulative Voting.
----------------------

     The holders of Shares of common stock of EDI do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of EDI's directors.

Dividends.
----------

     EDI does not currently intend to pay cash dividends. EDI's proposed dividend policy is to make distributions of its revenues to its stockholders when EDI's board of directors deems such distributions appropriate. Because EDI does not intend to make cash distributions, potential shareholders would need to sell their Shares to realize a return on their investment. There can be no assurances of the projected values of the Shares, nor can there by any guarantees of the success of EDI.

     Distributions will be made only when, in the judgment of EDI's board of directors, it is in the best interest of EDI's stockholders to do so. The board of directors will review, among other things, the need for capital to expand manufacturing or distribution of its products, product development and projected sales.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.
----------------------------------------------------------------

     Upon the completion of this offering, assuming the maximum offering of 3,000,000 Shares are sold, EDI's authorized but unissued capital stock will consist of 37,664,258 Shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of EDI by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of EDI's management. If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in EDI's best interests, such Shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.
---------------

     At present, we have not engaged a stock transfer agent regarding EDI Shares and the Secretary of EDI currently serves in that role. Upon closing of this offering, or before, EDI will engage the services of a public stock transfer agent company.

                      Interest of Named Experts and Counsel
                      -------------------------------------

     Other than as may be set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of EDI.

                      Disclosure of Commission Position on
                      ------------------------------------
                 Indemnification for Securities Act Liabilities
                 ----------------------------------------------

Limitation of Liability.
------------------------

     Directors of EDI are not liable to EDI corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves:
(1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

Indemnification.
----------------

     Although the articles of incorporation and the bylaws of EDI may provide for indemnification of officer or directors of EDI, the Nevada General Corporation Law provides for permissive indemnification of officers and directors and EDI may provide indemnification under such provisions:

Statutory  Indemnification  of  Officers,   Directors,   Employees  and  Agents;
--------------------------------------------------------------------------------
Insurance.
----------

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suite or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Undertaking.
------------

     EDI undertakes the following:

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     Organization Within the Last Five Years
                     ---------------------------------------

     The names of our officers and directors are disclosed elsewhere in this Form SB-2. With the possible exception of Mr. Thomas, none of these individuals, as promoters, have received anything of value from EDI.

                             Description of Business
                             -----------------------

Overview.
---------

     EDI was founded and incorporated on September 19, 1996, to develop, manufacture and market at home, in vitro diagnostic tests for both over the counter and professional use in world wide consumption. We are an FDA licensed facility and licensed and registered with the California Department of Health and the Canada Health Protection Branch. All of our licensed products (discussed below) are now branded "EarlyDetect." However, because these products are licensed does not mean that they have received any regulatory approval, nor has the trademark "EarlyDetect" yet received approval. (Please see "Governmental Approvals" below)

The Products.
-------------

     Recent advances in IVD technology have allowed a large variety of test kits to be developed. As a result of their ease-of-use and their high degree of accuracy, IVD kits have taken a major position in clinical diagnostic settings and are being used for detecting a wide variety of diseases and physiological conditions.

     Products developed by us to date include:

     o    EarlyDetect - Pregnancy Wand Test: A convenient test utilizing new and
          ----------------------------------
          simplified technology. Used by consumers in their homes, and by hospitals to determine pregnancy in women.

     o    EarlyDetect - Ovulation Wand Test: An extremely  useful test for those
          ----------------------------------
          experiencing difficulty in conceiving. This test series accurately predicts the onset of ovulation. Widely used by women trying to conceive, giving them the necessary information for family planning.

     o    EarlyDetect - Prostate Health  Screening Test: (PSA) A ten minute test
          ----------------------------------------------------
          for the presence of elevated prostate specific antigen levels in males, which is an indicator of prostate cancer or prostate enlargement. Very important screening device for one of the leading causes of death in males over the age of 50 years.

     o    EarlyDetect  -  Ulcer  Bacteria  Test:  This  ten-minute  test  is  an
          --------------------------------------
          invaluable tool used to determine the presence of the Helicobactor-Pylori bacteria in the digestive system. The presence of H-Pylori bacteria is now known to be the root cause of ulcers and gastric disorders, affecting over four million people annually.

     o    EarlyDetect - Drug Detection Tests: A five-minute  test. This test kit
          -----------------------------------
          detects the presence of metabolites of Cocaine, Marijuana, Methamphetamine, Amphetamine, Benzodiazapans, PCP, and Opiates in the urine. Drug abuse is estimated to cost employers over $500 million in lost productivity annually. This test is suitable for use by parents, governmental agencies, schools and employers.

     o    EarlyDetect  -  Cholesterol  Test:  A  simple   three-minute  test  to
          ----------------------------------
          determine levels of cholesterol in whole blood. Individuals can administer this test to monitor their cholesterol levels to aid in combating heart disease. Heart disease is the leading cause of death in the United States and Canada as reported by the Heart Association of America.

     o    EarlyDetect - Glucose Test: (Diabetes) A three-minute test designed to
          --------------------------------------
          determine levels of Glucose in whole blood. This test, in conjunction with our Cholesterol test, has been found to be invaluable in combating heart disease as well as diabetes. Six million people are affected with non-insulin dependent diabetes (Type II) and are not aware of their condition.

     o    EarlyDetect - Colorectal Test:  (Colon  Disorders)  Designed to detect
          --------------------------------------------------
          blood in the stool. In their early stages, colorectal diseases such as cancer, ulcers, hemorrhoids, polyps, colitis, diverticulitis and fissures may not show visible symptoms, even though they may be producing blood which is hidden in the stool. This test will detect unseen blood and thereby serve as an early warning signal of the need for medical attention.

     o    EarlyDetect - Urinary Tract Infection:  (UTI) This test is designed to
          ---------------------------------------------
          determine nitrates in urine, a symptom of urinary tract infection in both men and women. This painful infection, if left untreated, can cause damage to the kidney, bladder and reproductive organs.

     o    EarlyDetect  - Blood  Pressure  Meter:  This is a wrist  cuff  digital
          --------------------------------------
          display type device using the auto logic technology, providing optimum accuracy in reading your blood pressure. It also provides pulse readings and has a 14 day memory, with date and time.

     o    EarlyDetect - Alco Screen:  This is a simple  2-minute saliva test for
          --------------------------
          the estimation of blood alcohol levels. It will be an aid in preventing the excess use of alcohol and helps in alerting the public to their true level of intoxication when using alcohol.

     o    EarlyDetect  -  Menopause:  This test is a simple  urine  base test to
          --------------------------
          determine  if  menopause  has  occurred.  This  test  can show a "high constant" level of follicle-stimulating hormone which indicates whether menopause has taken place.

     o    EarlyDetect - Breast  Self-Examination Pad: This is a highly sensitive
          -------------------------------------------
          pad to be used by women to self-examine their breasts on a routine basis, for the early detection of breast lumps. The test includes a six minute video demonstrating the correct method of breast self examination and stresses the need for early detection and treatment of breast cancer.

     o    EarlyDetect  - HIV & Hepatitis B Whole  Blood  Tests:  These two tests
          -----------------------------------------------------
          have been undergoing clinical review in the United States and clinical trials in Canada. We have been encouraged to discontinue our efforts as these tests appear to be political in nature and have consumed a great deal of money to no avail. However, we intend to continue exploring the European and African markets at a later date.

     o    EarlyDetect - Sexually  Transmitted  Disease (STD's):  A test for both
          -----------------------------------------------------
          men and women to detect the presence of Chlamydia infection. This is the most common sexually transmitted disease in the United States and Canada. In the United States, an estimated five to thirteen percent of all women have a chlamydial infection of the cervix, (which is often symptomless) as reported by the American Medical Association Encyclopedia of Medicine.

     Other home tests kits for Arthritis, Tuberculosis, Streptococcus (bacteria infections), Influenza, and Cancer screening are just some of the many products being considered at this time for future introduction into our line. We intend to market similar products well into the next 10 years, bringing them on after they have been developed and tested.

     The above-mentioned tests are presently manufactured at some of the leading pharmaceutical and biotech facilities here in the United States, under contract to EDI, all having both FDA and ISO 9001 installations. A series of quality control and quality assurance measures are in place as required by the FDA and the State of California Health Department, and are closely supervised by our in-house staff.

The Market.
-----------

Market Analysis and Competition (United States)

     The pregnancy test is one of the major home tests used in the world. Approximately 30,000 retail drug stores in the U.S. are selling over $220 million of pregnancy tests alone. This rate has been growing at a rate of over 12% per annum. (Please refer to "Prospectus Summary" above). The market for this product is continuing to grow, as many young people are engaging in sex at a younger age. Presently there are five major manufacturers of this product, with most having just two products in their product line. We anticipate at least a five percent market share in the United States.

     The ovulation test market is estimated at $31 million annually and growing at nearly 9% per annum. More and more women are waiting to have children at a later age, making it harder for many to conceive. Presently, four major brand companies offer this test without any additional tests in their product line, save pregnancy tests. With our extensive line of products, we expect to capture a significant share of this market.

     The Glucose (Diabetes) whole blood test is used to test for abnormal glucose blood levels. Approximately 2,000 persons per 100,000 people are affected in the United States with non-insulin dependent diabetes (Type II), most without knowledge of the disease. This disease, if left untreated, can cause cardiovascular disorders and cataracts. This product is expected to produce an estimated $2 million is sales annually upon introduction and advertising.

     The Colorectal test (Colon Disorders) is now available for marketing. It is estimated to grow as awareness of the availability is made with estimates ranging from $2 million to $3 million in sales annually. Only one other company is offering this product but has no other supporting products in its line. Sales by our only competitor are slow, as little or no marketing and advertising has been given to their product. We intend to dramatically advertise this very important test because we feel it will help save countless lives throughout the world.

     The Drug Detection test over-the-counter ("OTC") market is estimated to have been $6 million for year 2001 and will increase to over $500 million by year 2005, according to corporate executives of Pharmatech, Inc. presently the only OTC Drug Detection product FDA approved at this time. At present, all law enforcement and governmental agencies are still using outdated laboratory testing facilities and must wait for results, often taking one week to ten days. Our tests are completed onsite within ten minutes. The economical benefits, plus the savings in time makes our method for testing desirable to law enforcement and governmental agencies as well as employers waiting to hire employees. Our market share is estimated to be $3 million annually, commencing in the calendar year, 2003.

     The Cholesterol OTC test is available to test for abnormal levels of cholesterol in whole blood. There is overwhelming evidence that a high blood cholesterol level increases the risk of developing arteriosclerosis, and with it the risk of coronary heart disease or stroke. This heart disease is the leading cause of death in the United States, as reported by the American Heart Association. Estimated sales for this test are between $2 million to $4 million annually.

     H-Pylori (Ulcer) whole blood tests are not yet available in the OTC market place in the United States. Clinical trials are being conducted at this time and we expect approvals within one year. Nearly four million people are affected by the H-Pylori bacteria, as reported by the U.S. Department of Health and Human Services. We anticipate that sales will exceed $5 million annually from this test in the consumer market place.

     Prostate Specific Antigen (PSA) whole blood tests are being made ready for clinical trials in the United States and will be available within one year. As reported by the American Cancer Society, over 300,000 men are being diagnosed each year with prostate cancer and over 40,000 are dying each year from the disease in the United States. By this information we know that the market size is staggering. A conservative estimate of sales is between $4 million to $6 million annually.

Market Analysis and Competition (Canada)
----------------------------------------

     Using information collected for the Unites States market and applying it to a Canadian market base, which is estimated to be 10% of that of the United States, we arrive at exciting conclusions. The Canadian market potential for our current line of products is estimated to be well in excess of $20 million annually. Verification of this claim is substantiated in large part by assembling information from a variety of sources. For example, approximately 6,700 retail drug stores in Canada sell some $22 million worth of pregnancy tests alone (1997 retail market data).

     Although drawing conclusions from this data is somewhat difficult, it is more than offset by the fact that there is virtually no competition in the Canadian market for any of our products, with the exception of the pregnancy and ovulation kits. We had been listed in over 2,300 retail drug stores throughout Canada; among them are Wal-Mart, Zellers, London Drug and several other smaller drug chains. While under contract to our former distributor Novopharm, we had delivered to our Canadian distributor over $500,000 U.S. dollars of product, which they have sold for over $2.5 million Canadian dollars. Our newly appointed distributor estimates that they will have sales exceeding $3 million dollars by the end of year 2002. The estimates are for continued increase of approximately $2 million per annum in gross sales or more, over the next five years.

     The Pregnancy test is marketed by between four and six other pregnancy companies. Their tests are priced between $8.99 (on sale) and as high as $17.99. Our pregnancy product is very competitively priced at between $6.50 and $10.99 depending upon store location and local competition.

     The Ovulation tests are used widely by women wishing to conceive. With women waiting longer to have children, it has become harder for some women to become pregnant without knowing when they are ovulating. This type of test is an aid in determining their ovulation surge, thus giving them the necessary information for family planning.

     A Menopause test has been introduced into the Canadian market place, which assists in determining if menopause has occurred. This is an aid to females concerned about the hazards of osteoporosis and other similar ailments. Estimated annual sales are projected at about $500,000 in Canada.

     The Drug Detection test market is estimated to produce over $20 million is sales from the professional market and $1.2 million in sales from the retail consumer market by 2002. Canada has a large drug problem in some of its major cities, and has one of the highest HIV and heroin populations in North America.

     The Colorectal retail market sales figures have not been estimated due to the fact that this test is not available until now in Canada. EDI is the first company to bring this product to the consumer market in Canada. Conservative estimates are at least $1 million in sales annually.

     The Prostate Specific Antigen test has just recently been made available for the Canadian market by EDI. Potential sales for the Canadian market ranges from $3 million to $5 million annually. A Canadian Medical Journal states, "...that if every man over the age of 50 were to be tested for increased levels of prostate specific antigen it would bankrupt the Canadian Health Plan."

     The H-Pylori (Ulcers) whole blood test is now being sold to the general public in Canada at local pharmacies and retail stores. Preliminary sales are exceeding our estimates. Nearly four million people are affected by the H-Pylori bacteria. Expected sales are in the $1 million to $1.5 million range. We view that this will become a very rapidly selling product for the retail consumer drug market. Clinical and professional sales are not included in this projection due to a lack of confirming data.

     The Cholesterol whole blood consumer test is now being sold in local pharmacies. The estimated sales revenue from this test in Canada is $1 million to $2 million annually.

     The Glucose (Diabetes) whole blood test is now being introduced in Canada. It is currently being reviewed by the Canadian Health Protection Branch for approval. In conjunction with our Cholesterol test, it will be a major sales item. As yet no sales figures are available, but are expected by the end of year 2002. Our distributor has estimated sales in the area of $1 million to $2 million annually.

     All of our other miscellaneous tests collectively should generate at least $500,000 to $1 million in sales in the Canadian market place starting in year 2002.

     Suffice it to say that all published articles obtained on the subject of home testing are unanimous in their view that this will be a very rapidly growing segment of the retail drug market for many years to come.

Market Strategy
---------------

     With the assistance of numerous associates having particular expertise in the field of over-the-counter drug store retailing and professional representation, we have put together a very detailed marketing strategy. The key areas we have addressed are:

     a) The setting up of "Home Health Test Centers" which, for the first time in Canada and the United States, will put all of our various test kits in one easily located ares of the store. This arrangement will facilitate consumers in locating and purchasing several of our products at one time. It will also bring greater attention to the many products available. Displays will offer brochures covering all of the products for consumer education. Web site information is provided as well as consumer assistance toll free telephone lines.

     b) Establishing a thorough marketing and advertising campaign with our complete brand name of "EarlyDetect" products to both interest the retailer in listing our line of products, and to create pull-through of these products to the retail customer. Brand recognition or brand equity being the value an audience places on a product based on its preference for that product.

     c) Marketing to the professional, clinical and governmental markets is being made by our distributor who by virtue of its respected name in the pharmaceutical industry is able to offer these products to its existing drug customers, thus giving us access to this profitable market.

Risk Assessment (Canada)
------------------------

     We have taken the necessary steps to minimize the risks inherent with a start-up venture. Our ten products are licensed by Health Protection Branch and Urinary Tract Infection tests are under current review by Health Canada for licensing. Except for those pending, our products are currently available to the general public and are being sold throughout the country in local pharmacies and retail outlets.

     The one remaining area of potential risk centers on product quality. To this end, we have established a very rigorous testing protocol, both at the manufacturing level and separately at an approved Canadian and United States laboratories. The expense of randomly testing each batch of products as it arrives in Canada has already been built into our product cost. In addition, we have established an independent Scientific Advisory Panel to advise us in areas such as Quality Control and Quality Assurance.

Risk Assessment (United States)
-------------------------------

     Safeguards are in place for all of our products, as they are produced in FDA approved facilities. Mandatory FDA guidelines for manufacturing, assembly and shipping are adhered to as required by law. Quality assurance (QA) guidelines as well as good manufacturing practices (GMP) are strictly enforced.

     We presently have ten products licensed by the FDA for immediate sales in the United States: Pregnancy, Ovulation, Colorectal Disease, Cholesterol, Glucose (Diabetes), Urinary Tract Infection, Alcohol Screen, Drug Detection, Wrist Cuff Blood Pressure Meter, and our Breast Self-Examination Pad.

     Our H-Pylori whole blood test and our Prostate Specific Antigen Test are being developed for submission to the FDA and we expect that we will have their approval within the next 18 months.

Financial
---------

     Pro forma financial projections are summarized below. Please note that although we already have substantial interest in our products from numerous foreign countries, we have chosen not to include these sales opportunities in our projections.

THE COMPANY
-----------

     A private corporation named Advanced Medical Systems Inc. was founded in September, 1996, under the laws of the State of Nevada, USA and renamed Early Detect Inc. on June 25, 2002. Nicholas George was elected as President and Peter George was elected as Secretary/Treasurer and CEO. On December 3, 1996 they formed a private Canadian corporation under the laws of the Yukon Territory in Canada named Allied Biotechnology Canada, Inc. Nicholas George was elected Secretary/Treasurer and Peter George was elected President and CEO.

     EDI is a manufacturing and distribution company that plans to market a series of medical diagnostic assays designed for use by hospitals, medical clinics, and several assays for over-the-counter retail sales in the United States and Canada, as well as the entire world. At present, subcontractors and suppliers of the various components perform the manufacturing. These manufacturers are under long term contract to EDI. Upon funding we intend to bring these functions in-house for better controls, which will also increase our profit margins.

U.S. Personnel (For further information, please see "Executive Summary")
------------------------------------------------------------------------

     Charles Strongo, BA, MBA, has had several years experience in the IVD product development, sales, and marketing area. His knowledge of international finance and financial matters bring that vital expertise to the company, where he will handle the duties of Chief Financial Officer for us.

     Henry J. Smith, Ph.D., a Research Fellow in Cancer Research who received a Ph.D. in Medical Immunology from Leeds University School of Medicine in England, has over 30 years of experience in the development and utilization of medical laboratory assays. Dr. Smith has agreed to serve on the company's medical advisory board as well as on the Board of Directors. Dr. Smith's in depth experience and ground breaking research is of great importance to our company.

     Perry G. Rucker, B.S.M.S., is our Federal Drug Administration and Regulatory Affairs Director, having over 35 years experience in working with the FDA and other regulatory bodies. His expertise in this field plus his knowledge of the various requirements necessary for the development of new products in this field make him a valuable asset to the company.

Canadian Personnel
------------------

     Mr. Darrell Cook collaborates with the above U.S. team. He is the Director of the Provincial Health Laboratory in Vancouver. Testing for our HIV and Hepatitis B tests were conducted at the St. Paul's Hospital under the direction of Mr. Cook and his staff. This facility performs most of the HIV testing for the Provincial Government in the Western Canadian Area.

     Mr. Dominic Romangnuolo was previously the marketing manager of our former distributor Novopharm and joined our company in July, 2001. He serves the company as Vice President of Sales and Marketing. He has over 20 years experience in the pharmaceutical marketing and over the counter retail industry. He has successfully marketed retail products both as an employee and as a self-employed entrepreneur. His knowledge of this business and his professional contacts make him a very valuable asset to the company.

Current Status of Company/Property
----------------------------------

     At the present time the company is operating from corporate offices at 2950 Glassell Street in Orange, California. Upon funding, we intend to construct a plant in the immediate area, which will allow us the controls necessary to defray cost and expenses and contribute to our profit margin. The company maintains a temporary office in the Las Vegas, Nevada area where the main corporate offices will be domiciled.

     As of August 31, 2001, a total cash outlay of slightly over $750,000 has been spent on developing our company. These private funds have been used to pay for the clinical testing and other associated fees required by Canadian HPB, consulting fees for our Canadian associates, as well as various travel, marketing and other business expenses, both in Canada and the United States.

     Only two officers presently receive partial cash compensation for services rendered to the company with the remainder to be deferred to capitalization hereunder. Salaries will be set and paid at such time as the company's operations warrant such compensation, and they will be reviewed periodically in light of performance as well as profitability. It is estimated that the salary level will be in the range of $100,000-180,000 per officer. Stock options based on performance will also be offered, to be determined at a later date. (Please see "Executive Compensation" below).

The Industry
------------

     The medical home diagnostic assay industry is growing. "Medical advances make it possible to find out more about the human body from ever-smaller amounts of body fluids with easy-to-use devices at the same time that consumers are taking more control over their own health care. What was once the purview of physician and medical technicians, requiring costly equipment, can easily be done in the comfort and anonymity of one's own home with inexpensive test kits." (quoted from Mr. Chuck Hutchcraft, Tribune Staff Writer, Chicago Tribune, October 7, 1996).

     In the last ten years, home diagnostics has become it's own category in drugstores, so states Gerry Hoeppner, spokesman for Eckerd Corp., a 1,727-store chain based in Clearwater, Florida, which sells home test kits and 100 similar items, ranging from blood-pressure machines to other more sophisticated diagnostics.

     "The clinical diagnostics business in the United States totals about $21 billion, and accounts for about three to five percent of total health-care expenditures. Diagnostics in physicians offices and at home account for another $2 billion," according to Alene Holzman, Vice President of Sunnyvale, California-based ChemTrak, makers of a cholesterol test known as Cholestrak.

     While its share of health-care expenditures is relatively small, the home diagnostic segment is certain to grow if the past is any indicator. Sales of home pregnancy tests, for instance, soared 459 percent over a 12-year period, reaching $186 million by 1998 from $33 million in 1986. Through July, 1998, consumers spent $191 million on home pregnancy tests." Source: Pharmacy Times, October 1999.

Diagnostics (in vitro)
----------------------

     The in vitro diagnostic industry is segmented by the underlying technology involved in each test. The largest segments of the market are clinical chemistry and immunodiagnostics, which account for approximately 40% and 25% of the IVD market, respectively. As stated by Boston Biomedical, the total market for the IVD industry was estimated at $18.7 billion in 1997, with the top eight companies representing nearly 60% of the market. Even though growth is predicted to be 4% per annum, consolidations are increasing. The increase in consolidations is shown by the take-overs and mergers of the past year:
Roche/Boehringer, Beckman/Coulter, and Abbott/Murex. As these large diagnostic companies seek greater market share and increased usage of their instrumentation, the mergers and acquisitions will continue. Additionally, as consumers become more aware of preventative health care and knowledge of the value of diagnostic tests, the industry is driven to provide more types of home tests.

     North America accounts for approximately 40% of the $2 billion home diagnostic industry with Europe accounting for 33%, Japan 13%, and the rest of the world at approximately 14%

Point of Care (POC)
-------------------

     The two major areas of the POC market are hospitals and small test sites. Hospitals use drug screen and pregnancy tests in their emergency rooms. The U.S. hospital POC market was estimated to be over $400 million in 1996, and has been growing at approximately 15% per annum.

     Small test sites are in doctor's offices, nursing homes, and small office laboratories. The small test site market was estimated at over $550 million in 1996, and has been growing at approximately 6% per annum.

     The POC test market is increasing in popularity due to new technology, which has widened the range of tests and made them easier to use. EDI sees the importance of POC as a primary focal point for improving the quality, patient satisfaction, and cost effectiveness of health care delivery. There are approximately 36,000 laboratories approved to conduct CLIA-waived tests. EDI offers diagnostic tests, targeted at major focal points, easy to use, and accurate, at over 99%

Future Plans
------------

     We are now seeking to raise capital by virtue of the public offering herein. This money will be used to finance the necessary working capital, inventory purchase, and more importantly, fund the advertising program necessary to launch our products in the United States. Some of our major products will need considerable capital resources for clinical trials and development costs in order to qualify for FDA approval. It is also our intention to establish our own manufacturing facilities for better cost effectiveness and quality control in the future.

     We have entered into a representation contract for the Latin and South American countries with Latin America Biotech, Inc. of Panama. This company has approached most governments in South and Latin America and the response has been very favorable.

     Negotiations with Laboratorios Bajamed, S.A. are underway for distribution in the Mexican market place. This company is represented in all of the US/Mexico Border States where millions of tourists cross into Mexico daily. They are also represented by over 160 broker sales organizations throughout Mexico, and project their gross sales of our products to be $3 million annually and to increase within two years to an estimated $5 million annually thereafter.

     We are currently in negotiations with a potential distributor, Excan Inc., to handle the Caribbean area and are awaiting a purchase order for initial stock due in the Fourth Quarter of 2002.

     We have entered in to a Distribution Contract with Cetalon Corporation (www.cetalon.com) effective February 1, 2002, for distribution into the Sears chain of stores both in the United States and Canada, and are awaiting our first purchase order, in July of 2002. Cetalon Corporation has at this time made contact with Longs Drug Store chain, which consists of some 3,100 stores and additional chains are being solicited at this time. We anticipate entry into several other chains within the next six months through this distributor. Arrangements are being made to list our products with an affiliate of the Amway Internet Sales system, as well as the Sears Internet Sales system through this distributor.

Proprietary Features
--------------------

     Our company has contracted with each of its major suppliers for exclusive distribution rights in the country of Canada, and for normal business distribution rights in the United States and other countries. These suppliers have in turn, their own existing contracts with the patent holders of many of the various test devices, which will protect our company from any infringement lawsuits. These contracts are generally for distribution and supply rights.

     Some of our suppliers own their respective patented products and we have contracted with them for continued supply. We have taken the precaution to enter into several contracts with similar manufacturers as to not rely on just one source of supply. The company has a long term exclusive contract with three of the leading OEM manufacturers to furnish existing products and for the development of new products for the future. Upon funding, we intend to file with the FDA the necessary papers to manufacture and produce our own brand name of EarlyDetect products in our own facility to assure our continued supply of products in the future.

Government Approvals
--------------------

     EDI, under its former name, Advanced Medical Systems Inc., is a Canadian Health Protection Branch (HPB) and United States (FDA) approved manufacturer, distributor and re-packager of in vitro diagnostic devices, having all the necessary licenses and permits in both countries. We are also in the process of filing in the country of Mexico and anticipate having our related license during the Second Quarter of 2003.

     The Medical Device Bureau of the Canadian Health Protection Branch (HPB) has approved all medical devices outlined in the Prospectus. We have those approvals on ten of the listed products, and have submitted the Urinary Tract Infection test, the sole remaining product, to the Canadian HPB and are awaiting approvals at this time.

     Approval by the HPB is essentially a two-step process. The first stage is termed the Pre-Evaluation stage, requiring investigation trials done either in Canada at designated governmental laboratories or outside the country at laboratories maintaining quality control and quality assurance practices acceptable to HPB. The pre-investigation stage is meant to evaluate the test kit to make certain it is worth carrying on to the second stage. To date, we have done this pre-investigation evaluation both outside and within Canada on over 3,000 test kits, both for sensitivity and specificity.

     In addition to the testing requirement mentioned above, experiments also must be conducted to meet other quality control and quality assurance criteria such as cross interference, reproductability, and stability ad detection limit analysis. Following accumulation of this data, an application for "Authorization for Sale for Investigation Testing in Canada" is made which then allows the test kit to be approved for the second or Notice of Compliance (NOC) stage. The purpose of this part of the process is to determine the effectiveness and safety of the device in a real population.

     All of our products, consisting of the Pregnancy, Ovulation, Cholesterol, H-Pylori, Drug Detection, Glucose, Colon Screening, Menopause, Blood Pressure Monitor and Prostate Specific Antigen (PSA), Alcohol Level Test, and Breast Self Examination Pad have been approved and licensed by the Canadian Health Protection Branch and are ready for the market. We have shipped in excess of $500,000 US dollars of product to our Canadian distributor during the year, from August 1999 to September, 2001.

MANUFACTURING
-------------

Trademark
---------

     The trademark brand name of  "EarlyDetect(TM)"  has been applied for in the

United States under serial number 78/112/080 and is pending at this time. Our Canadian serial number for Canadian trademark is 1105147. An Internet web site has been secured and is presently under construction. Our web site address is www.earlydetect.com after application for the name of KnowNow in the United
-------------------
States. We later found the name was already owned by another company in Ohio, thus a new name was required. We have filed with both the Canadian and United States Trademark authority for the name EarlyDetect. Approval is pending.

     A UPC application in the name of Advanced Medical Systems Inc. has been filed with the Universal Product Code Council in Dayton, Ohio. Our application has been approved and we have been assigned ID number 6-48224.

Product Liability
-----------------

     Since these products imply medical diagnostic reliability, there are certain inherent problems facing the company, including lawsuits. We have already made numerous inquiries regarding obtaining Comprehensive General Liability and Product Liability insurance for the company. Policies are awaiting payment to be placed in force. These policies will be written through A+ admitted carriers, and will cover the company's operations in the United States and Canada. A Directors and Officers liability insurance application has been submitted and we are awaiting binding of the policy from the carrier. Our suppliers have been required to and have named our company as additional insurer's on their policies protecting us from any product liability claims.

     We have included in all of our product literature, information advising the public of the need for a second medical opinion. A toll-free (800) telephone number will be included in our packaging to direct them to one of the many self-help and support groups in the county, as well as our web site, for help with instructions 24 hours a day. In addition, a 24-hour counseling service is also being incorporated in our plans. We are confident that these precautions will serve to limit any claims on the company.

MARKETING AND SALES
-------------------

Market Analysis
---------------

     Our line of products has been in the Canadian retail market place since the last quarter of 2000 under the name of "KnowNow." Our primary marketing objective was to capture a substantial portion of the over-the-counter home test kit market. To that end, we created a unique marketing concept by establishing an "In Home Self Testing Center" within the drug store. All of our products are showcased together in a one-location display. These displays are positioned in highly visible, high traffic areas of the store, and bring awareness to the consumer of the many types of home tests available through our company.

     While several major drug companies sell one or two types of various test kits, no other manufacturer offers the comprehensive number of tests that we will have on the market, under one brand name. We believe that by establishing our new product of EarlyDetect brand in conjunction with a very competitive pricing strategy, we will gain a major share of the home diagnostic test kit market.

     Our test kits are inexpensive, making them affordable to the world market while still providing an appropriate profit margin for the company. We have a substantial line of products to fill existing needs, and will be adding additional over-the-counter diagnostic products on an ongoing basis. Our over-the-counter diagnostic tests are designed to provide optimum quality, do not require refrigeration, are packed for individual or bulk use, and do not require a trained technician to read the results. The user-friendly tests have established standardized procedures that involve a minimum number of steps with quick and accurate results.

     Regarding the home consumer market, EDI has conducted research in the area of product marketing and distribution. The company has entered into an exclusive distribution contract with a pharmaceutical company in Canada, and sold the product under the name of KnowNOW. The distributor, Novopharm, was sold in year 2000 and the new management and owners did not support the product line since they wanted to return to their core business of manufacturing drugs. We were forced to terminate that contract in August of 2001. Since that contract termination, we are in the process of entering in to another distribution agreement with a large distribution company in Canada and have changed the name of the product to EarlyDetect. We have estimated gross sales of approximately $3 million Canadian dollars for the next calendar year with this new distributor. (Please see "Certain Transactions")

     We have signed a representation contract with Latin American Biotech of Panama giving them power to negotiate distribution agreements in Latin America and South America.

     To successfully market our diverse group of home test kits has required a substantial amount of planning. We have to convince both the drugstore owners and buyers of the need for the EarlyDetect line of home test kits for their stores. We have to ensure that there will be sufficient public awareness of, and a demand for, our family of products to generate the desired sales at the retail level. To accomplish this multi-faceted task, we have put together a summary of the marketing tools, materials, staff and services that will be needed, as well as the related costs to obtain them.

     A substantial amount of booked print advertising will be put in place and is essential to convince the retail chain buyer that the products will not sit on the shelves, but be very much in demand at store level. Finally, to maintain our relationships with the major chain personnel, we need to become very involved in the various industry associations, attending trade shows, lunches, dinners and the like. We anticipate that marketing and advertising funds generated from sales will more than offset the ongoing costs of these programs.

Sales & Revenue (Canada)
------------------------

     Product costing is the first component required to build reliable sales and revenue projections. The development of an accurate product cost profile relies strongly on the abilities of the writer to determine, based on experience, all the items of cost which form the total direct costs of the product. These include such items as airfreight, local freight, storage and handling, brokerage fees, marketing allowances, etc.

     The Canadian market for home diagnostic testing is reported in a Frost and Sullivan Report 2001 of Chain Drug Review article at $65 million. Of this estimate, pregnancy test kits are currently estimated at $22 million annually (see "Marketing"). Each of roughly, 6,700 retail drugstores in Canada stocks approximately five brands of home pregnancy test kits. Extrapolating these figures results in an average per store sales figure of some five to six test kits of each brand sold per month. As can be seen in the financial projections below, we are estimating that after one year, we expect to be selling a total of two pregnancy kits, per store, per month. The company will support these products with a substantial marketing and advertising campaign. We are further assisted through our concept of establishing "In Home Self Testing Centers" in a majority of the stores we are listed in, after the first 12 months of sales.

     Sales estimates for the balance of the test kits have been calculated in a similar manner. Although there is little or no competition from which to glean existing sales figures, there are statistics on the prevalence of the various diseases, which our test kits are able to detect. In addition, discussions with various industry experts and professionals in the fields where some of these remaining test kits would be welcomed have given us the basis for our sales figures.

Sales & Revenue (United States)
-------------------------------

     EDI is presently not in the U.S. market place. However, upon funding, we anticipate that we will be represented in at least 10,000 drug stores in the U.S. Preliminary work has been started for entry into the U.S. market place. We anticipate that we will sign with three of the major drug store chains, and be represented in these stores within the next year. There are approximately 80,000 major chain drug stores as well as merchandise stores such as Sears, Target and similar stores, and an additional 18,000 major food chain stores in the U.S. With the In-Home Self-Testing Center concept, EDI expects to be in over 30,000 stores nationally within five years, based on projections of past representation.

     Independent market surveys show that the average store currently sells eight pregnancy tests per month per brand name. EDI is conservatively estimating only two pregnancy tests per store per month for the first year and increasing one test per month for the next two years, leveling off at years three, four and five.

     The revenues available for this market are shown in our projections. The concept of the In-Home Self-Testing Center in the U.S. market place gives EDI the advantage to be the first company to have an entire line of products for home testing. As mentioned in the product section, the potential sale of these easy-to-use home tests are staggering.

Ownership
---------

     The company is privately held with the majority of stock owned by Peter George, and Nicholas George. Other persons own 1,328,742 shares of common stock for their investment in the company. Stock options totaling approximately five
                                                              -------------
percent of the total issue have been granted to key employees and consultants based upon targets of performance.

     Peter George is both Secretary/Treasurer and CEO of EDI and Nicholas George is President. Peter George will oversee the executive, administrative, and corporate duties of the company. Nicholas George will be responsible for the overall operational duties of the company. The company has retained the services of a number of scientific and medical consultants either under consulting or management services contracts, to perform the many medical and product research and development needs for future products.

                      Management Discussion and Analysis or
                      -------------------------------------
                                Plan of Operation
                                -----------------

     The following discussion should be read in conjunction with the financial statements of EDI and notes thereto contained elsewhere in this registration statement as well as with the discussion of the business activities discussed above.

     EDI's principal activities have focused on:

     o    the research and development of the IVD products discussed above
     o    the development of marketing plans to support such products
     o    an analysis of products to be offered
     o relationship development with manufacturers and distributors of such products
     o    the   design,    development   and   implementation   of   proprietary
          merchandising and marketing techniques to support the products
     o    the identification and building of a management team

     EDI will need to raise additional capital in the next 12 months in order to meet its continuing requirements and has entered in to discussions in that regard.

     EDI currently has three employees. Members of the management team and several support personnel have served without compensation. It is the intention of EDI to establish a full payroll and benefits with some of the working capital from this offering for these individuals.

                             Description of Property
                             -----------------------

     The company is presently conducting its administrative business from an office located at 2950 N. Glassell Street in Orange, California, and also has an incidental office at 5751 E. Hacienda, Suite 160, Las Vegas, Nevada. Contracted assembly and manufacturing facilities are located in the immediate Southern California area; thus giving the company accesses to those necessary facilities for inspection and quality control. Additional space for administrative personnel will be established in Southern California with some of the proceeds from this offering as well as distribution centers, as needed.

                 Certain Relationships and Related Transactions
                 ----------------------------------------------

Organization and Business.
--------------------------

     EDI was originally incorporated on September 19, 1996, under the name Advanced Medical Systems Inc. and commenced operations on October 1, 1996. EDI was formed for the purpose of developing, manufacturing, marketing and distributing in vitro diagnostic tests for consumer and professional use. Effective June 25, 2002, the company changed its name to Early Detect Inc.

     As of May 31, 2002, the company had 9,328,742 shares of common stock outstanding at $.001 par value and no shares of preferred stock outstanding at $.001 par value.

     We had been listed in most of the major drug store chains in Canada, such as Wal-Mart, Zellers, London Drug and a host of other retailers in Canada. A distribution contract with Cetalon Corporation (operators of Sears, Health Nutrition and Fitness Centers) governing both the Canadian and U.S. markets is in place and production for retail sales in the late summer of 2002. Additionally, new brokerage agreements are being considered with Zenar Group of Calgary, WO Sales of Ontario and Robert Rose Brokers in Quebec for placement of our products. Finally, the company is also considering an Independent Distributor Agreement with ECure Me Corporation wherein ECure Me Corporation will purchase the distribution rights for our products for a period of three (3) years for the Territory of Korea and worldwide internet sales. This Agreement calls for minimum purchase for Korea of $500,000 in year 1, $1,000,000 for year 2 and $3,000,000 in year 3, and Internet minimum purchase of $1,000,000 in year 1.

Related Transactions.
---------------------

     The company rents its office space and purchases employee health insurance from Peter George & Co., an insurance brokerage company owned by its Chairman and Chief Executive Officer (CEO), Peter George. Rent and insurance expense for the interim period ended May 31, 2002 amounted to $3,600 and $3,240, respectively.

     As of May 31, 2002, Mr. George had loaned $237,143 to the Company from personal funds and line of credit. (See Notes to Financial Statements.) The company pays the monthly interest on the line of credit's outstanding balance.

     The company receives consulting services from Seashore-Tetrachem, a company owned by one of its shareholders, for maintaining compliance with regulatory agencies. Consulting expense for the interim period ended May 31, 2002 amounted to $750.

     The company engaged All American Capital (AAC) to act as the promoter in the Initial Public Offering (IPO) of its stock through registration with the Securities and Exchange Commission (SEC). AAC, owned by one of the company's shareholders and Directors, Phillip David Thomas, is to receive installment payments amounting to $75,000 after the effective date of the filing. AAC is also entitled to receive additional shares of common stock equaling up to 4.9% of the IPO stock offered. During 2001, Mr. Thomas transferred and sold a total of 146,500 shares of common stock to families and third parties.

     On March 12, 2002, the company granted 50,000 shares of common stock to one of its Directors, Tasneem Khwaja, for accepting a position as one of the Company's board of directors.

     On June 21, 2002, the Company granted 50,000 shares of common stock to John
H. Abeles, MD for accepting a postition as one of the Company's board of directors.

Issuance of Common Stock and Options in Exchange for Services.
--------------------------------------------------------------

     Other than the stock options contained in the Employment Agreements and Consulting Agreements discussed below, there are no options issued to purchase any shares of the company.

Options Issued to Employees.
----------------------------

     On September 19, 2001, we entered into an Employment Agreement with each of Peter George and Nicholas George as CEO and Treasurer and President
respectively. Each Agreement runs for a period of four years with an annual salary of $180,000 deferred in substantial part until completion of this offering. Each Agreement grants Messrs. George an option to purchase up to 100,000 shares of company common stock at $2.50 per share for a period of five years.

     On March 1, 2002 we entered into an Employment Agreement with Charles A. Strongo as CFO and Vice President of the Company for a period of five years. Mr. Strongo shall serve at an annual salary of $100,000, one half of which is deferred pending completion of this offering. Mr. Strongo was also granted options to purchase up to 100,000 shares of common stock at $5.00 per share for the term of the Agreement and granted a stock bonus vesting at 67,864 shares of common stock for each of the first two years of the Agreement.

Consulting Agreement.
---------------------

     The company entered into an Independent Contractor Agreement with one of its directors, Henry J. Smith, Ph.D., dated June 26, 2000, for the provision of services in capital formation and corporate organization at a rate of $125 per hour of service.

     Also, the company entered in to a Consultant Agreement on February 1, 2002, with one of its directors, Mr. Elwood Sprenger, for the provision of marketing services at a monthly fee of $3000, and approved expenses. Mr. Sprenger is also the CEO and majority stockholder of Cetalon Corporation. Additionally, Mr. Sprenger has been granted an option to purchase up to 100,000 shares of company stock at the offering price herein for a period of five years.

     Finally, the company has entered into a Consulting Services Agreement with Paradigm Health Care Marketing, Inc., owned by Mr. Dominic Romagnuolo, on July 23, 2001, for providing sales and marketing services at the rate of $3500 per month, plus expenses.


                          Market for Common Equity and
                          ----------------------------
                           Related Stockholder Matters
                           ---------------------------

     EDI's Shares of common stock and preferred stock are currently not traded on any market but EDI intends to initially apply to the Over the Counter Bulletin Board or NASDAQ, or other available markets. Dividends payable on the Common Stock are limited by Nevada General Corporation Law which does not allow distributions to stockholders in certain circumstances.

                             Executive Compensation
                             ----------------------

     EDI has entered into employment contracts with three of its executives. (Please see "Options Issued to Employees" above).

                              Financial Statements
                              --------------------

                         Independent Accountant's Report



The Board of Directors
Advanced Medical Systems Inc.
Orange, California

I have reviewed the accompanying balance sheet of Advanced Medical Systems Inc. as of May 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the three-month and nine-month periods then ended. These financial statements are the responsibility of the Company's management.

I conducted my review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modification that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles in the United States of America.



Maceda and Company
24 June 2002

                          ADVANCED MEDICAL SYSTEMS INC.
                                  Balance Sheet
                                  May 31, 2002


                                     ASSETS
   Current Assets
        Cash                                                          $ 1,524
        Inventory (Note 3)                                             11,320
                                                                    ----------
                      Total Current Assets                             12,844
                                                                    ----------
        Property, plant, and equipment, at cost (Note 4)               20,603
        Deferred income tax (Note 10)                                 929,651
        Other assets  (Note 5)                                            594
                                                                    ----------
TOTAL ASSETS                                                        $ 963,692
                                                                    ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

   Current Liabilities
        Accounts payable                                             $ 33,677
        Accrued expenses                                                7,000
        Due to officer (Note 6)                                       237,143
        Deferred salaries                                             476,963
                                                                    ----------
                      Total Current Liabilities                       754,783
                                                                    ----------
   Stockholders' Equity
        Common stock (Note 8)                                           9,336
        Additional paid-in capital                                  3,285,062
        Expense of initial public offering stock issue             (1,078,140)
        Deficit                                                    (1,147,438)
        Treasury stock--at cost, Common stock, 7,000 shares           (10,400)
        Net (loss)                                                   (849,511)
                                                                    ----------
                      Total Stockholders' Equity                      208,909
                                                                    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 963,692
                                                                    ==========




                         See Accountant's Review Report

                          ADVANCED MEDICAL SYSTEMS INC.
                             Statement of Operations
          For the Three-Month and Nine-Month Periods Ended May 31, 2002


Net sales                                                       $          0
                                                                -------------
Cost of sales                                                              0

Selling, general, and administrative expenses                        122,774

Advertising                                                          240,610

Amortization                                                             131

Consulting                                                           239,165

Directors' fee                                                       250,000

Interest expense                                                       7,030

Officers' salaries                                                   425,415
                                                                -------------
     Total costs and expenses                                      1,285,125

(Loss) before income tax benefit                                  (1,285,125)

Income tax benefit (Note 10)                                         435,614
                                                                -------------
Net (loss)                                                      $   (849,511)
                                                                =============
Basic and diluted net (loss) per common share (Note 9)          $      (0.07)
                                                                =============










                         See Accountant's Review Report

                          ADVANCED MEDICAL SYSTEMS INC.
                        Statement of Stockholders' Equity
          For the Three-Month and Nine-Month Periods Ended May 31, 2002


                                                        Common      Additional       Deficit     Treasury       Total
                                                        Stock     Paid-in Capital                 Stock
                                                      ------------------------------------------------------------------
Balance, September 1, 2001                             $ 9,071   $    1,354,816    $(1,147,438)  $(10,400)   $  206,049

Stock issue, 264,500 shares                                265          660,985                                 661,250

Stock options and equity compensation                                   271,761                                 271,761

Expense of initial public offering stock issue                          (80,640)                                (80,640)

Net (loss)                                                                            (849,511)                (849,511)
                                                      ------------------------------------------------------------------

Balance, May 31, 2002                                  $ 9,336   $    2,206,922    $(1,996,949)  $(10,400)   $  208,909
                                                      ==================================================================















                         See Accountant's Review Report

                          ADVANCED MEDICAL SYSTEMS INC.
                             Statement of Cash Flows
          For the Three-Month and Nine-Month Periods Ended May 31, 2002

Cash flows from operating activities:
     Net (loss)                                                     $ (849,511)
     Adjustments to reconcile net (loss) to net cash (used) by
     operating activities:
          Advertising                                                  240,000
          Consulting                                                   192,096
          Depreciation and amortization                                  1,586
          Directors' fee                                               250,000
          Income tax benefit                                          (435,614)
          Marketing supplies                                             5,000
          Officers' salaries                                           130,415
          Printing and reproduction                                     50,000
          (Increase) decrease in:
               Due from officer                                         10,922
               Inventory                                                (1,205)
          Increase (decrease) in:
               Accounts payable                                         11,007
               Deferred salaries                                       224,033
                                                                    -----------
                 Net cash (used) by operating activities              (171,271)
                                                                    -----------
Cash flows from investing activities:
          Purchase of equipment                                        (10,000)
                                                                    -----------
                 Net cash (used) by investing activities               (10,000)
                                                                    -----------
Cash flows from financing activities:
          Expense of initial public offering stock issue               (80,640)
          Borrowings from officer                                      100,000
          Payments to officer                                          (50,800)
          Proceeds from stock issue                                     72,500
                                                                    -----------
                 Net cash provided by financing activities              41,060
                                                                    -----------

                           Net (decrease) in cash                     (140,211)
                           Cash at beginning of year                   141,735
                                                                    -----------
                           Cash at May 31, 2002                     $    1,524
                                                                    ===========
Supplemental disclosures of cash flow information:
          Interest paid                                             $    6,812
          Income tax paid                                           $        0

In 2001, the Company issued 235,500 shares and granted 273,504 shares of unrestricted common stock to non-employees and employees for goods and services received. The total fair value of these shares was $588,750 and $271,761, respectively.

                         See Accountant's Review Report

                          ADVANCED MEDICAL SYSTEMS INC.
                          Notes to Financial Statements


Note 1: Description of Business and Summary of Significant Accounting Policies
------------------------------------------------------------------------------

     Nature of Operations
     --------------------

     A closely held company incorporated in the State of Nevada on September 19, 1996, Advanced Medical Systems Inc. (the "Company") distributes over-the-counter diagnostic test kits marketed directly at consumers for home use. On June 25, 2002, the Company filed an amendment with the Nevada Secretary of State to change its name to Early Detect Inc. At September 1, 2001, the Company distributed the following diagnostic test kits: pregnancy, ovulation, prostate cancer detection, ulcer bacteria, multi-drug detection, cholesterol, and glucose (diabetes).

     The Company secures distribution agreements with companies that own the patents, or have licensing agreements with patent owners, on its line of over-the-counter diagnostic test kits for rights to package and sell in the market using its brand name. The Company holds licenses with the Health Protection Bureau in Canada and Department of Health Services in
     California. It is also an FDA-licensed distributor, which allows it to acquire raw materials from other companies that also have licensing rights on its products. In the long run, it is independent of any one particular supplier for raw materials.

     Since severing relationships with its sole distributor, Novopharm, in Canada as of August 31, 2001, the Company has not sold any products.

     On December 3, 1996, the Company formed a wholly owned subsidiary, Allied Biotechnology Canada, Inc. (ABC). Incorporated in Canada, ABC was created to facilitate doing business in the country in case of unforeseen problems with using a foreign corporation. Since its incorporation, ABC continues to be an inactive subsidiary, except for the filing of its annual returns. Expense of maintaining ABC as an entity is absorbed by the Company. ABC has 200 shares of common stock issued and outstanding, all of which are owned by the Company.

     Inventory
     ---------

     The Company records inventory at the lower of cost or market, with cost being determined using the specific identification method. Costs included in inventory consist of raw materials.

     Property, Plant, and Equipment
     ------------------------------

     The  Company  records   property,   plant,   and  equipment  at  cost  less
     depreciation. Depreciation is accounted for on the straight-line method based on estimated useful lives.

     Other Assets
     ------------

     Other assets include trademarks and software. The Company complies with the provision of SFAS No. 142, Goodwill and Other Intangible Assets. This Statement changes the accounting for goodwill and other intangible assets from an amortization method to an impairment-only approach.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


     Revenue Recognition
     -------------------

     The Company recognizes revenue in the financial statements upon satisfaction of two events: delivery of the products (FOB shipping point) and receipt of payment from the distributor. Net sales result from deducting applicable discounts and returns from gross sales.

     The Company complies with the requirements of Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101) in recognizing revenue. The Company requires no modifications to its revenue recognition policy to comply with SAB 101.

     Advertising Costs
     -----------------

     The Company records advertising costs as an expense at the time it is incurred. Total advertising costs for the interim period ended May 31, 2002 amounted to $240,610.

     Income Taxes
     ------------

     The Company accounts for income taxes using the asset and liability method, under which deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets, liabilities, operating losses, and tax credit carryforwards. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. Management provides a valuation allowance against the deferred tax asset for amounts which are not considered "more likely than not" to be realized.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Stock-Based Compensation
     ------------------------

     The Company complies with the provision of SFAS No. 123 in accounting for employee and non-employee stock compensation. Accordingly, the Company records the fair value of the goods or services received or the fair value of the equity instruments issued, whichever can be more reliably measured.

     Fair Value of Financial Instruments
     -----------------------------------

     The carrying amounts of cash and accrued liabilities approximate fair value because of the short maturity of these instruments.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 2: Related-Party Transactions
----------------------------------

     The Company rents its office space and purchases employee health insurance from Peter George & Co., an insurance brokerage company owned by its Chairman and Chief Executive Officer (CEO)--Peter George. Rent and insurance expense for the interim period ended May 31, 2002 amounted to $3,600 and $3,240, respectively.

     As of May 31, 2002, Mr. George had loaned $237,143 to the Company from personal funds and line of credit (Note 6). The Company pays the monthly interests on the line of credit's outstanding balance.

     The Company receives consultations from Seashore-Tetrachem, a company owned by one of its shareholders, on maintaining compliance with regulatory agencies. Consulting expense for the interim period ended May 31, 2002 amounted to $750.

     The Company consults with Paradigm Health Care Marketing, Inc. (PHCM) for marketing and sales support in Canada. One of the Company's shareholders, Dominic Romangnuolo, owns PHCM. Consulting expense for the interim period ended May 31, 2002 amounted to $31,500.

     In addition to Mr. Romangnuolo's monthly compensation of $3,500, he is entitled to receive an additional 67,846 shares of common stock on July 23, 2002 per his consulting agreement with the Company (Note 7). As of May 31, 2002, Mr. Romangnuolo owns 80,346 shares of unrestricted common stock.

     On February 1, 2002, the Company signed a consulting agreement with one of its shareholders and Directors, Elwood Sprenger, to provide marketing and consulting services (Note 11). Consulting expense for the interim period ended May 31, 2002 amounted to $14,000.

     Mr.  Sprenger  is  also  the  CEO  and  majority   shareholder  of  Cetalon
     Corporation (Note 13).

     On March 1, 2002, a shareholder and Director, Charles Strongo, accepted a position (Note 11) with the Company as its Chief Financial Officer (CFO). Per the agreement, the Company granted Mr. Strongo 135,572 shares of common stock with a vesting period of two years (Note 7). As of May 31, 2002, Mr. Strongo owns 54,346 shares of unrestricted common stock after transfer of 26,000 shares to family and friends on September 1, 2001.

     The Company engaged All American Capital (AAC) to act as the promoter in the Initial Public Offering (IPO) of its stock through registration with the Securities and Exchange Commission (SEC). One of the Company's shareholders and Directors, Phillip David Thomas, owns AAC. After completion of the SEC filing, the Company is to make installment payments amounting to $75,000 to AAC within a 12-month period. AAC is also entitled to receive additional shares of common stock equal to 4.9% of the total IPO stock sold.

     During 2001, Mr. Thomas transferred and sold a total of 146,500 shares of common stock to families and third parties. As of May 31, 2002, he owns 252,500 shares of unrestricted common stock.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


     On March 12, 2002, the Company granted 50,000 shares of common stock to Tasneem Khwaja for accepting a position as a member of its board of directors.

     On June 21, 2002, the Company granted 50,000 shares of common stock to John
     H. Abeles, MD for accepting a position as a member of its board of directors.


Note 3: Inventory
-----------------

     The Company does not maintain finished goods on hand. With the exception of supplemental raw materials, such as band-aids, lancets, alcohol pads, and the like, it holds raw materials at an FDA-approved independent facility for assembly. Upon receipt of a purchase order, the Company provides a shipping order to the independent facility to assemble the requested finished products. The independent assembly facility ships the finished products to its destination. At May 31, 2002, inventory is comprised of the following:

               Finished goods                           $     -0-
               Work in process                                -0-
               Raw materials                               11,320
                                                        ----------
               Total                                    $  11,320
                                                        ==========


Note 4: Property, Plant, and Equipment
--------------------------------------

     At May 31, 2002, property, plant, and equipment are comprised of the following:

               Machinery and equipment                  $   2,673
               Furniture and fixtures                         950
               Other equipment                             20,000
                                                        ----------
               Total                                       23,623
               Less: accumulated depreciation               3,020
                                                        ----------
               Net property, plant, and equipment       $  20,603
                                                        ==========

     Machinery and equipment are depreciated based on an estimated useful life of 5 years. Furniture and fixtures and other equipment are depreciated based on an estimated useful life of 7 years. Depreciation expense for the interim period ended May 31, 2002 amounted to $1,455.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 5: Other Assets
--------------------

     Other assets include amortizable trademarks and software with useful lives of 15 and 3 years, respectively. Amortization is accounted for on the straight-line method. The Company complies with the provision of SFAS No. 142, Goodwill and Other Intangible Assets. At May 31, 2002, other assets are comprised of the following:

               Trademarks                               $     462
               Software                                       430
                                                        ----------
               Total                                          892
               Less: accumulated amortization                 298
                                                        ----------
               Net other assets                         $     594
                                                        ==========

     Amortization expense for the interim period ended May 31, 2002 amounted to $131. No impairment loss is recognized in accordance with the provision of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Estimated amortization expense for the five succeeding fiscal years is as follows:

               2002                                     $     174
               2003                                           139
               2004                                            31
               2005                                            31
               2006                                            31
                                                        ----------
               Total                                    $     406
                                                        ==========


Note 6: Due to Officer
----------------------

     As of May 31, 2002, the Company had $237,143 in short-term debts payable to its Chairman and CEO. From his line of credit, Mr. George loaned cash to the Company as needed to cover its operating expenses. The Company pays the interests reflected on the line of credit's monthly billing statement, which is the required minimum payment. The applicable Annual Percentage Rate is a variable rate plus a margin of 2.50% points. The variable rate is based on a weekly average rate of interest on 30-day Certificates of Deposit as published by the Federal Reserve Bank of New York. The interest rate is adjusted monthly and ranged from 4.27% to 7.73% in 2001. Interest expense for the interim period ended May 31, 2002 amounted to $6,234. The outstanding credit line balance of $192,850 at May 31, 2002 is payable on demand.

     From personal funds, Mr. George had also loaned $44,293 to the Company as of May 31, 2002. The Company pays 0% interest on this loan, and there is no formal arrangement between the Company and Mr. George for the settlement of this loan.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 7: Stock-Based Compensation
--------------------------------

     Non-Employee Stock Compensation
     -------------------------------

     In accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, the Company records equity instruments issued to non-employees based on the fair value of the goods or services received or the fair value of equity instruments issued, whichever can be more reliably measured. Accordingly, the Company recognized $240,000 in advertising expense, $185,096 in consulting expense, $250,000 in directors' fee, $5,000 in marketing supplies, and $50,000 in printing and reproduction based on the fair value of the stock issued in 2001. Management measured the fair value of stock at $2.50 per share based on stock sold at arms-length transactions with third parties.

     On July 23, 2001, the Company granted Mr. Dominic Romangnuolo 135,692 shares of common stock with a vesting period of two years from the date of grant. The grant-date fair value of the stock was $339,230. For the interim period ended May 31, 2002, the Company accrued $141,346 in consulting expense.

     Employee Stock Compensation
     ---------------------------

     On March 1, 2002, the Company granted its CFO, Charles Strongo, 135,572 shares of common stock with a vesting period of two years from the date of grant. The grant-date fair value of the stock was $338,930. For the interim period ended May 31, 2002, the Company accrued $42,415 in compensation expense.

     Fixed Stock Options
     -------------------

     The Company granted fully vested stock options to its CEO, President, and CFO that expire 5 years from the date of grant, at prices not less than the fair market value on the date of grant. The aggregate purchase price for options outstanding at May 31, 2002 was approximately $1 million. The options expire in 2006 and 2007.

     A summary of changes in the stock options granted at May 31, 2002 is as follows:

                                                        Weighted-Average
     Fixed Options                          Shares       Exercise Price
     -------------                          ------       ---------------
     Outstanding, beginning of year              0         $   -0-
     Granted                               300,000            3.75
     Exercised                                   0             -0-
     Expired                                     0             -0-
     Forfeited                                   0             -0-
                                           -------
     Outstanding at May 31, 2002           300,000            3.75
                                           =======
     Options exercisable
       at May 31, 2002                     300,000            3.75
     Weighted-average fair value of
       options granted during the period
                  ended May 31, 2002        $ 0.44

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


     The range of exercise price per stock option is $2.50 to $5.00. The weighted-average remaining contractual life and weighted-average exercise price is 4.5 years and $3.75, respectively.

     Compensation cost recognized in income amounted to $88,000.

     Since the Company is nonpublic, Management calculated a minimum value for each option to arrive at the fair value. The following significant assumptions were used during the year to estimate the fair values of options:

     Risk-free interest rate            3.9% - 4.43%

     Expected life                      5 years

     Expected volatility                None

     Expected dividends                 None


Note 8: Stockholders' Equity
----------------------------

     At May 31, 2002, the number of authorized, issued, and outstanding shares and the related par value are as follows:

          Common stock, authorized                     50,000,000
          Common stock, issued                          9,335,742
          Common stock, outstanding                     9,328,742
          Common stock, per share par value          $      0.001
          Cash dividends paid on common stock        $       0.00

     The Company is authorized to issue one class of voting common stock. Each common stock entitles the stockholder to one voting right.


Note 9: Basic and Diluted Net (Loss) Per Common Share
-----------------------------------------------------

     Basic net (loss) per common share is computed by dividing net (loss) by the weighted-average number of common stock outstanding during the year. The weighted average number of outstanding common stock at May 31, 2002 is approximately 9,223,409.

     There were no potential common shares included in the computation of diluted per-share, because the result would be antidilutive.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 10: Income Taxes
---------------------

     At May 31, 2002, the Company had a net operating loss (NOL) carryforwards of approximately $254,037 for federal income tax purposes. Of that amount, $17,644, $52,441, and $183,952 will expire in 2018, 2019, and 2021, respectively. The federal NOL carryforwards resulted from losses generated in 1998, 1999, and 2001. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of May 31, 2002 are as follows:

          Deferred tax liabilities:
               Depreciation and amortization                 $      2,168
                                                             -------------
               Total deferred tax liabilities                       2,168
                                                             -------------
          Deferred tax assets:
               Net operating loss carryforwards                    86,373
               Deferred compensation                              139,547
               Fair value of stock-based compensation             705,899
                                                             -------------
          Total deferred tax assets                               931,819
                                                             -------------
          Valuation allowance for deferred tax assets                 -0-
                                                             -------------
          Deferred tax assets                                     931,819
          Net deferred tax assets                            $    929,651
                                                             =============

     Management did not provide for a valuation allowance for the interim period ended May 31, 2002, because it anticipates future taxable income that makes it more likely than not, the deferred tax assets will be realized.

     The Company is not subject to state income tax, but it is subject to California's annual minimum franchise tax of $800. Significant components of the provisions for federal and state income taxes are as follows:

          Current:
               Federal                                       $        -0-
               State                                                  -0-
                                                             -------------
               Total current                                          -0-
                                                             =============
          Deferred:
               Federal                                            435,614
               State                                                  -0-
                                                             -------------
               Total deferred                                     435,614
                                                             -------------
          Total  income tax benefit                          $    435,614
                                                             =============

     The Company computes income tax benefit at a federal statutory rate of 34.0%.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 11: Commitments and Contingent Liabilities
-----------------------------------------------

     Unused Line of Credit
     ---------------------

     At May 31, 2002, the Company has an outstanding letter of credit for approximately $50,000. The contract amount approximates its fair value.

     Employment Agreements
     ---------------------

     The Company entered into employment agreements with its CEO, President, and CFO during the fiscal year 2001. The following information summarizes the significant terms of the agreements:

          Officer            Term            Compensation
          -------            ----            ------------
          CEO                4 years         $180,000 per year, indexed annually
          President          4 years         $180,000 per year, indexed annually
          CFO                5 years         $100,000 per year, indexed annually

     Each agreement entitles the officer to an annual bonus not to exceed 100% of his annual compensation. In addition, each officer receives up to 100,000 shares of stock options, exercisable over a five-year period from the date of the employment agreement, at a price ranging from $2.50 and $5.00 per share (Note 7). The Company may terminate the agreement at any time, without cause, upon 30 days' written notice to the employee. In that event, the employee receives six months' salary as severance pay.

     Consulting Agreements
     ---------------------

     Management hires outside consultants to perform various professional services needed by the Company. As of May 31, 2002, the Company had signed agreements with the following related parties: Mr. Elwood Sprenger, AAC, and PHCM (Note 2). Terms of each agreement depends on the achievement of certain defined performance levels or the occurrence of a particular event.

     On February 1, 2002, the Company entered into a written agreement with one of its shareholders and Directors, Elwood Sprenger, to receive marketing and consulting services (Note 2). Mr. Sprenger is also the CEO and majority shareholder of Cetalon Corporation (Note13). The agreement is for two years at $42,000 per year with an option to purchase up to 20,000 shares of common stock per year, at the IPO price per share, upon attainment of a mutually agreed-upon annual forecasted sales, up to a maximum of 100,000 shares over five years.

     On January 23, 2002, the Company awarded Mr. Sprenger with 50,000 shares of unrestricted common stock for accepting a position as a member of its board of directors.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


     Distribution Agreements
     -----------------------

     The Company enters into distribution agreements with suppliers for rights to sell its products in the market. These agreements are generally for a period of five years and renew automatically unless written notice of intent not to renew are provided by either party. Either party may terminate the agreement upon 60 days' written notice and upon approval by both parties. As of May 31, 2002, the Company had distribution agreements with four suppliers: Syntron Bioresearch, Inc., Pan Probe Inc., Chematics, Inc., and Biomerica, Inc.

     Payroll Taxes
     -------------

     The Company classified officers' salaries as consulting expense in prior periods. Federal and California tax agencies consider company officers as employees subject to employment taxes. As of May 31, 2002, the Company has not received any notices from taxing authorities regarding delinquent payroll taxes. Accordingly, since the amount of loss arising from such a contingency could not be reasonably estimated, Management has not provided for an accrual in the financial statements.

     Stock Issue
     -----------

     Subsequent to May 31, 2002, the Company had issued 82,000 shares of common stock to non-employees for either goods or services received.


Note 12: Risks and Uncertainties
--------------------------------

     Business Concentrations
     -----------------------

     The Company has not sold any products since severing its distribution agreement with the Canadian distributor, Novopharm, as of August 31, 2001. If the Company is unable to secure a distribution agreement within a relatively short period of time, its ability to continue as a going concern will be severely affected.

     The Company depends on the financial health of its Chairman and CEO. Mr. Peter George funds the needed capital required by the Company to run its operations. If Mr. George experienced personal financial problems, it could severely affect the Company's ability to continue as a going concern.

     Regulatory Agencies
     -------------------

     The Company holds licenses issued by the Health Protection Bureau in Canada to sell its products in the country. If the Company loses its license(s) for any reasons, it could severely affect the Company's operations.

     The Company holds a license from the Department of Health Services in California to manufacture devices in the State. This license is subject to strict compliance with the California Health and Safety Code. Any violations of the Code by the Company could result in revocation of its license and rights to manufacture devices in California. If that event occurs, it could halt the Company's production and severely affect its operations.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


     The Company holds a license from the Food and Drug Administration (FDA) in the United States to manufacture and distribute its line of products in the country. This license also allows the Company to acquire patented raw materials from other suppliers in the event that its current supplier is unable to deliver. Losing the Company's FDA license could severely threaten its operations.

     Insurance Coverage
     ------------------

     As of August 31, 2001, the Company's insurance coverage for product liability had expired. Management chose to forgo the renewal of the Company's insurance coverage until such a time when it continues distributing its products in the market. The previous agreement with the Canadian distributor, however, required that both parties maintained a $5,000,000 product liability insurance coverage. It also stated that the Company is directly liable against any complaints or claims arising from the use of its products. While it is not possible to quantify the potential impact of such a claim, it is Management's opinion that the occurrence of this contingency is not probable and that it will not materially affect the Company's financial condition. Accordingly, the financial statements do not reflect an accrual for this contingency.


Note 13: Going Concern
----------------------

     As of August 31, 2001, the Company severed all relationships with its sole distributor, Novopharm, for cited abuses and violations of their distribution agreement. Without a customer, the Company faces catastrophic uncertainties. Its resources are subject to constant depletion by increasing efforts to generate new distribution channels for its products.

     To mitigate the Company's going-concern problems, Management plans to distribute its own products in Canada and the United States. The Company entered into an agreement with PHCM, a related party, to assist in selling and marketing its products in Canada (Note 2). Meanwhile, the Company prepares for an Initial Public Offering of stock to generate needed funds for the distribution of its products in Canada and the United States.

     On February 8, 2002, the Company signed a 5-year agreement with Cetalon Corporation, a company owned by one of its Directors and shareholders, Elwood Sprenger (Note 2), to establish a distribution program and to maintain product approvals from appropriate government entities. As of the contract date, the Company had added the following diagnostic test kits to its line of products: colon disorder, urinary tract infection, menopause, breast self-examination pad, blood pressure meter, and alcohol level detection.

     In 2001, the Company filed for trademark registration on two new brand names for its products: EarlyDetect and InstaTest. Moreover, Management projects net profits in the next five years as a result of its agreement with Cetalon Corporation. Interests by other companies in distributing the Company's products contribute also to Management's financial forecast.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 13: Impact of Recently Issued Accounting Standards
-------------------------------------------------------

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The provisions of this Statement are currently not applicable to the Company, and accordingly, SFAS No. 143 has no impact on the Company's financial statements.

                          Independent Auditor's Report
                          ----------------------------



The Board of Directors and Stockholders
Advanced Medical Systems Inc.
Orange, California

I have audited the accompanying balance sheet of Advanced Medical Systems Inc. as of August 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Medical Systems Inc. as of August 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Advanced Medical Systems Inc. will continue as a going concern. As more fully described in Note 12, the Company severed relationships with its sole distributor as of August 31, 2001. Without a current demand for the Company's products raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 12. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.



Maceda and Company

29 April 2002

                          ADVANCED MEDICAL SYSTEMS INC.
                                  Balance Sheet
                                 August 31, 2001

                                     ASSETS
   Current Assets
        Cash                                                      $ 141,735
        Due from officer (Note 5)                                    10,922
        Inventory (Note 3)                                           10,114
                                                                  ----------
                      Total Current Assets                          162,771
                                                                  ----------
        Property, plant, and equipment, at cost (Note 4)              2,058
        Deferred income tax (Note 9)                                494,037
        Other assets                                                    725
                                                                  ----------
TOTAL ASSETS                                                      $ 659,591
                                                                  ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities
        Accounts payable                                           $ 12,669
        Due to officer (Note 5)                                     187,943
        Deferred salaries                                           252,930
                                                                  ----------
                      Total Current Liabilities                     453,542
                                                                  ----------
   Stockholders' Equity
        Common stock (Note 7)                                         9,071
        Additional paid-in capital                                2,352,316
        Expense of initial public offering stock issue             (997,500)
        Deficit                                                    (987,699)
        Treasury stock--at cost, Common stock, 7,000 shares         (10,400)
        Net (loss)                                                 (159,739)
                                                                  ----------
                      Total Stockholders' Equity                    206,049
                                                                  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 659,591
                                                                  ==========



                 See Accompanying Notes to Financial Statements

                          ADVANCED MEDICAL SYSTEMS INC.
                             Statement of Operations
                       For the Year Ended August 31, 2001



Net sales                                                         $  480,811
                                                                  -----------
Cost of sales                                                        194,808

Selling, general, and administrative expenses                        332,105

Consulting expense (Note 6)                                          249,061

Interest expense                                                      14,403

Inventory write-off (Note 3)                                          15,565
                                                                  -----------
    Total costs and expenses                                         805,942
                                                                  -----------
(Loss) before income tax benefit                                    (325,131)

Income tax benefit (Note 9)                                          165,392
                                                                  -----------
Net (loss)                                                        $ (159,739)
                                                                  ===========
Basic net (loss) per common share (Note 8)                        $    (0.02)
                                                                  ===========












                 See Accompanying Notes to Financial Statements

            ADVANCED MEDICAL SYSTEMS INC.
          Statement of Stockholders' Equity
         For the Year Ended August 31, 2001


                                                      Common        Additional        Deficit      Treasury       Total
                                                       Stock     Paid-in Capital                     Stock
                                                   -----------------------------------------------------------------------
Balance, September 1, 2000                           $ 8,578     $    1,106,248    $  (987,699)   $ (10,400)   $  116,727

Stock issue, 493,328 shares                              493          1,246,068                                 1,246,561

Expense of initial public offering stock issue                         (997,500)                                 (997,500)

Net (loss)                                                                            (159,739)                  (159,739)
                                                   -----------------------------------------------------------------------
Balance, August 31, 2001                             $ 9,071     $    1,354,816    $(1,147,438)   $ (10,400)   $  206,049
                                                   =======================================================================






















                 See Accompanying Notes to Financial Statements

                          ADVANCED MEDICAL SYSTEMS INC.
                             Statement of Cash Flows
                       For the Year Ended August 31, 2001


Cash flows from operating activities:
        Net (loss)                                                 $ (159,739)
        Adjustments to reconcile net (loss) to net cash
        provided by operating activities:
             Consulting expense                                       249,061
             Deferred income tax                                     (165,392)
             Depreciation and amortization                                644
             (Increase) decrease in:
                Due from officer                                      (10,629)
                Inventory                                              26,086
             Increase (decrease) in:
                Accounts payable                                        8,283
                Deferred salaries                                     170,750
                                                                   -----------
                       Net cash provided by operating activities      119,064
                                                                   -----------

Cash flows from investing activities:
        Purchase of equipment and software                             (1,053)
                                                                   -----------
                       Net cash (used) by investing activities         (1,053)
                                                                   -----------

Cash flows from financing activities:
        Borrowings from officer                                        51,802
        Payments to officer                                           (50,312)
                                                                   -----------
                       Net cash provided by financing activities        1,490
                                                                   -----------

                                 Net increase in cash                 119,501
                                 Cash at beginning of year             22,234
                                                                   -----------
                                 Cash at end of year               $  141,735
                                                                   ===========

Supplemental disclosures of cash flow information:
        Interest paid                                              $   14,403
        Income tax paid                                            $        0

In 2000, the Company issued 493,328 shares of common stock to non-employees for services received. The total fair value of these shares was $1,246,561.


                 See Accompanying Notes to Financial Statements

                          ADVANCED MEDICAL SYSTEMS INC.
                          Notes to Financial Statements


Note 1: Description of Business and Summary of Significant Accounting Policies
------------------------------------------------------------------------------

     Nature of Operations
     --------------------

     A closely held company incorporated in the State of Nevada on September 19, 1996, Advanced Medical Systems Inc. (the "Company") distributes over-the-counter diagnostic test kits marketed directly at consumers for home use. As of August 31, 2001, the Company distributed the following diagnostic test kits: pregnancy, ovulation, prostate cancer detection, ulcer bacteria, multi-drug detection, cholesterol, and glucose (diabetes).

     The Company secures distribution agreements with companies that own the patents, or have licensing agreements with patent owners, on its line of over-the-counter diagnostic test kits for rights to package and sell in the market using its brand name: knowNOW. The Company is an FDA-licensed distributor, which allows it to acquire raw materials from other companies that also have licensing rights on its products. In the long run, it is independent of any one particular supplier for raw materials.

     The Company sells its complete line of products to a sole distributor in Canada--the only territory it currently markets its products. Revenue from the sale of its products to the distributor is measured in U.S. dollars; foreign exchange rate fluctuations are not a factor in arriving at the Company's sales revenue.

     On December 3, 1996, the Company formed a wholly owned subsidiary, Allied Biotechnology Canada, Inc. (ABC). Incorporated in Canada, ABC was created to facilitate doing business in the country in case of unforeseen problems with using a U.S. company. Since its incorporation, ABC continues to be an inactive subsidiary, except for the filing of its annual returns. Expense of maintaining ABC as an entity is absorbed by the Company. As of August 31, 2001, ABC has 200 shares of common stock issued and outstanding, all of which are owned by the Company.

     Inventory
     ---------

     The Company records inventory at the lower of cost or market, with cost being determined using the specific identification method. Costs included in inventory consist of raw materials and assembly costs required to prepare the final products for sale.

     Property, Plant, and Equipment
     ------------------------------

     The  Company  records   property,   plant,   and  equipment  at  cost  less
     depreciation. Depreciation is accounted for on the straight-line method based on estimated useful lives.

     Other Assets
     ------------

     Other assets include trademarks and other intangible assets. The Company amortizes trademark costs on a straight-line basis over fifteen years. Also included in other assets is software cost. The Company amortizes software cost on a straight-line basis over three years. Accumulated amortization for trademarks and software are $131 and $36 at August 31, 2001, respectively. Amortization expense in 2000 amounted to $67.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


     Revenue Recognition
     -------------------

     The Company recognizes revenue in the financial statements upon satisfaction of two events: delivery of the products (FOB shipping point) and receipt of payment from the distributor. Net sales result from deducting applicable discounts and returns from gross sales.

     The Company complies with the requirements of Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101) in recognizing revenue. The Company requires no modifications to its revenue recognition policy to comply with SAB 101.

     Advertising Costs
     -----------------

     The Company records advertising costs as an expense at the time it is incurred. Total advertising costs in 2000 amounted to $2,709.

     Income Taxes
     ------------

     The Company accounts for income taxes using the asset and liability method, under which deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets, liabilities, operating losses, and tax credit carry forwards. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. Management provides a valuation allowance against the deferred tax asset for amounts which are not considered "more likely than not" to be realized.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Stock-Based Compensation
     ------------------------

     The Company follows the provision of SFAS No. 123 in accounting for non-employee stock compensation (Note 6). Accordingly, the Company records the fair value of the goods or services received or the fair value of the equity instruments issued, whichever can be more reliably measured.

     Fair Value of Financial Instruments
     -----------------------------------

     The carrying amounts of cash and accrued liabilities approximate fair value because of the short maturity of these instruments.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 2: Related-Party Transactions
----------------------------------

     The Company rents its office space and purchases employee health insurance from Peter George & Co., an insurance brokerage company owned by its Chairman and Chief Executive Officer (CEO)--Peter George. Rent and insurance expense in 2000 amounted to $4,800 and $2,351, respectively.

     As of August 31, 2001, Mr. George had loaned $187,943 to the Company from personal funds and line of credit (Note 5). The Company pays the monthly interests on the line of credit's outstanding balance.

     At August 31, 2001, Mr. George transferred 1,000,000 and 2,500 shares of common stock to his daughter and the Company's attorney, respectively.

     At August 31, 2001, the Company's President, Nicholas George, transferred 506,000 shares of common stock to relatives and friends.

     The Company receives consultations from Seashore-Tetrachem, a company owned by one of its shareholders, on maintaining compliance with regulatory agencies. In 2000, payments for these services amounted to $12,750, of which the Company issued 1,500 shares of unrestricted common stock with a fair value of $4,500.

     The Company consults with Paradigm Health Care Marketing, Inc. (PHCM) for marketing and sales support in Canada. One of the Company's shareholders, Dominic Romangnuolo, owns PHCM. Consulting expense in 2000 amounted to $177,115, of which the Company issued 67,846 shares of unrestricted common stock with a fair value of $169,615. As of August 31, 2001, Mr. Romangnuolo owns 80,346 shares of unrestricted common stock.

     In 2000, the Company issued 12,482 shares of unrestricted common stock with a fair value of $37,446 to one of its shareholders, Charles Strongo, for providing financial and industry expertise to the Company's management. In 2001, Mr. Strongo accepted a position (Note 10 - Employment Agreements) with the Company as its Chief Financial Officer (CFO). Per agreement, the Company grants Mr. Strongo 67,864 shares of common stock to be issued on each anniversary year for the next two years. These shares are contingent upon continued employment with the Company. As of August 31, 2001, Mr. Strongo owns 80,346 shares of unrestricted common stock.

     The Company engaged All American Capital (AAC) to act as the promoter in the Initial Public Offering (IPO) of its stock through registration with the Securities and Exchange Commission (SEC). AAC, owned by one of the Company's shareholders and Directors, is to receive installment payments amounting to $75,000 after completion of the SEC filing.

     On August 15, 2001, the Company also issued 399,000 shares of unrestricted common stock with a fair value of $997,500 to AAC per the agreement. These shares represent a 4.9% ownership interest in the Company at the time of signing the agreement and are not subject to dilution upon subsequent stock issuance.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 3: Inventory
-----------------

     The Company does not maintain finished goods on hand. With the exception of supplemental raw materials, such as band-aids, lancets, alcohol pads, and the like, the Company holds raw materials at an FDA-approved independent facility for assembly. Upon receipt of a purchase order, the Company provides a shipping order to the independent facility to assemble the requested finished products. The independent assembly facility ships the finished products to the distributor. The distributor pays for the shipping costs. At August 31, 2001, inventory is comprised of the following:

          Finished goods                                     $       -0-
          Work in process                                         15,565
          Raw materials                                           10,114
                                                             ------------
          Total current cost                                      25,679
          Less: Inventory write-off (knowNOW)                     15,565
                                                             ------------
          Total                                              $    10,114
                                                             ============

     Effective August 31, 2001, the Company severed all relationships with its sole distributor for cited abuses and violations of their distribution agreement, leaving the Company without a customer. Moreover, the brand name knowNOW is registered to the distributor, making its use unavailable to the Company. Accordingly, Management had written-off $15,565 of knowNOW inventory, such as imprinted boxes, inserts, and test kits, at August 31, 2001.


Note 4: Property, Plant, and Equipment
--------------------------------------

     At August 31, 2001, property, plant, and equipment are comprised of the following:

          Machinery and equipment                            $     2,673
          Furniture and fixtures                                     950
                                                             ------------
          Total                                                    3,623
          Less: accumulated depreciation                           1,565
                                                             ------------
          Net property, plant, and equipment                 $     2,058
                                                             ============

     Machinery and equipment are depreciated based on an estimated useful life of 5 years. Furniture and fixtures are depreciated based on an estimated useful life of 7 years. Depreciation expense in 2000 amounted to $577.


Note 5: Due to/from Officer
---------------------------

     At August 31, 2001, the Company had short-term debts of $187,943 payable to its Chairman and CEO. From his line of credit, Mr. George loaned cash to the Company as needed to cover its operating expenses. The Company pays the interests reflected on the line of credit's monthly billing statement, which is the required minimum payment. The applicable Annual Percentage Rate is a variable rate plus a margin of 2.50% points. The variable rate is based on a weekly average rate of interest on 30-day Certificates of Deposit as published by the Federal Reserve Bank of New York. The interest

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


     rates are adjusted monthly and ranged from 5.03% to 7.73% in 2000. Interest in 2000 amounted to $12,279. The balance of $142,850 at August 31, 2001 is due on demand.

     Using personal funds, Mr. George also loaned $45,093 to the Company as of August 31, 2001. The Company pays 0% interest on this loan, and it has yet to make payments against the principal.

     There are no formal arrangements between the Company and Mr. George for the settlement of the Company's debts to him.

     As of August 31, 2001, the Company had $10,922 in loan receivable from its President, Nicholas George. There is no formal arrangement between the Company and Mr. George for the payment of this amount. In addition, the Company charges 0% interest on the outstanding balance. Per employment agreement between the Company and Mr. George, however, any amounts due from the officer will be deducted against any deferred compensation due to officer upon termination of employment with the Company.


Note 6: Stock-Based Compensation
--------------------------------

     In accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, the Company records equity instruments issued to non-employees based on the fair value of the goods or services received or the fair value of equity instruments issued, whichever can be more reliably measured. Accordingly, the Company recognized $249,061 in consulting expense based on the fair value of the stock issued in 2000. Since the Company is not publicly traded, Management measured the fair value of stock issued to non-employees using the price per share--ranging between $2.00 and $3.00--realized on stock sold at arms-length transactions with third parties.


Note 7: Stockholders' Equity
----------------------------

     At August 31, 2001, the number of authorized and issued shares and the related par value are as follows:

          Common stock, authorized                             50,000,000
          Common stock, issued                                  9,072,242
          Common stock, outstanding                             9,065,242
          Common stock, per share par value                $        0.001
          Cash dividends paid on common stock              $         0.00

     The Company is authorized to issue one class of voting common stock. Each common stock entitles the stockholder to one voting right.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 8: (Loss) per Common Share
-------------------------------

     Basic (loss) per share is computed by dividing net (loss) by the weighted-average number of common stock outstanding during the year. The weighted average number of outstanding common stock during the year ended August 31, 2001 is approximately 8,613,025.

     There were no common stock equivalents outstanding at August 31, 2001.


Note 9: Income Taxes
--------------------

     At August 31, 2001, the Company had a net operating loss carryforwards of approximately $70,085 for federal income tax purposes. Of that amount, $17,644 and $52,441 will expire in 2018 and 2019, respectively. The federal carryforwards resulted from losses generated in 1998 and 1999. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of August 31, 2001 are as follows:

          Deferred tax liabilities:

               Depreciation and amortization                 $       222
                                                             ------------
               Total deferred tax liabilities                        222
                                                             ------------
          Deferred tax assets:
               Net operating loss carryforwards                   23,829
               Deferred compensation                              57,097
               Fair value of common stock issued                 413,333
                                                             ------------
          Total deferred tax assets                              494,259
                                                             ------------
          Valuation allowance for deferred tax assets                -0-
                                                             ------------
          Deferred tax assets                                    494,259
                                                             ------------
          Net deferred tax assets                            $   494,037
                                                             ============

     Management did not provide for a valuation allowance in 2000, because it anticipates future taxable income that makes it more likely than not, the deferred tax assets will be realized.

     The Company is not subject to state income tax. Beginning in 2001, however, it will be subject to California's annual minimum franchise tax of $800. Significant components of the provisions for federal income tax are as follows:

          Current:
               Federal                                       $       -0-
                                                             ------------
          Total current                                              -0-
                                                             ============

          Deferred:
               Federal                                            165,392
                                                             ------------
          Total deferred                                          165,392
                                                             ------------
          Total income tax benefit                           $    165,392
                                                             ============

     The Company computes income tax benefit at a federal statutory rate of 34.0%.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 10: Commitments and Contingent Liabilities
-----------------------------------------------

     Unused Lines of Credit
     ----------------------

     At August 31, 2001, the Company has an outstanding letter of credit for approximately $50,000. The contract amount approximates its fair value.

     Employment Agreements
     ---------------------

     The Company entered into an employment agreement with its CEO, President, and CFO during the 2001 fiscal year. The following information summarizes the significant terms of their agreement:

          Officer           Term          Compensation
          -------           ----          ------------
          CEO               4 years       $180,000 per year, indexed annually
          President         4 years       $180,000 per year, indexed annually
          CFO               5 years       $100,000 per year, indexed annually

     The agreement entitles each of the officers to an annual bonus not to exceed 100% of their annual compensation. In addition, each officer receives up to 100,000 shares of stock options, exercisable within a five-year period from the date of the employment agreement, at a price ranging from $2.50 and $5.00 per share. The Company may terminate the agreement at any time, without cause, upon 30 days' written notice to the employee. In that event, the employee receives six months' salary as severance pay.

     Consulting Agreements
     ---------------------

     Management hires outside consultants to perform various professional services needed by the Company. As of August 31, 2001, the Company had signed agreements with two related party consultants: AAC and PHCM (Note
     2). Terms of each agreement depends on the achievement of certain defined performance levels or the occurrence of a particular event.

     On February 1, 2002, the Company entered into a signed agreement with a related party to receive marketing and consulting services. One of the Company's directors, Elwood Sprenger, is also the CEO of Cetalon Corporation (Note12). The agreement is for two years at $36,000 per year with an option to purchase up to 20,000 shares of common stock at the IPO price per share, up to a maximum of 100,000 shares in 5 years. In 2001, the Company granted Mr. Elwood Sprenger 50,000 shares of unrestricted common stock for agreeing to be a member of its board of directors.

     Distribution Agreements
     -----------------------

     The Company entered into distribution agreements with suppliers for the rights to sell its products in the market. These signed agreements are generally for a period of five years and renew automatically unless written notice of intent not to renew are provided by either party. Either party may terminate the agreement upon 60 days' written notice and upon approval by both parties. As of August 31, 2001, the Company had distribution agreements with three suppliers: Syntron Bioresearch, Inc., Chematics, Inc., and Biomerica, Inc.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


     Payroll Taxes
     -------------

     The Company classifies officers' salaries as consulting expense. Federal and California tax agencies consider company officers as employees subject to employment taxes. As of August 31, 2001, the Company has not received any notices from taxing authorities regarding delinquent payroll taxes. Accordingly, since the amount of loss arising from such a contingency could not be reasonably estimated, Management has not provided for an accrual in the financial statements.

     Stock Issue
     -----------

     In  2001,  the  Company  issued   additional  shares  of  common  stock  to
     non-employees for either goods or services received or for cash.


Note 11: Risks and Uncertainties
--------------------------------

     Business Concentrations
     -----------------------

     The Company sells its products to a sole distributor in Canada. If the distributor experienced an economic downturn or cash flow problem, the decline in demand for its products could adversely affect the Company.

     The Company currently sells its products only in Canada. Various events--a recession, decline in disposal income, increase in unemployment rate, and the like--could have an immediate and severe impact on the demand for the Company's products.

     The Company depends on the financial health of its Chairman and CEO. Mr. Peter George funds the needed capital the Company requires to run its operations. If Mr. George experienced personal financial problems, it could severely affect the Company's ability to continue doing business.

     Regulatory Agencies
     -------------------

     The Company holds licenses issued by the Health Protection Bureau in Canada to sell its products in the country. If the Company lost its license(s) for any reasons, it could severely affect the Company's operations.

     The Company holds a license from the Department of Health Services in California to manufacture devices in the State. This license is subject to strict compliance with the California Health and Safety Code. Any violations of the Code by the Company could result in revocation of its license and rights to manufacture devices in California. If that event occurs, it could halt the Company's production and severely affect its operations.

     The Company holds a license from the Food and Drug Administration (FDA) in the United States to manufacture and distribute its line of products in the country. This license also allows the Company to acquire patented raw materials from other suppliers in the event that its current supplier is unable to deliver. Losing the Company's FDA license could severely threaten its operations.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


     Insurance Coverage
     ------------------

     As of August 31, 2001, the Company's insurance coverage for product liability had expired. Management chose to forgo the renewal of the Company's insurance coverage until such a time when it continues distributing its products in the market. The agreement with the Canadian distributor, however, required that both parties maintained a $5,000,000 product liability insurance coverage. It also stated that the Company is directly liable against any complaints or claims arising from the use of its products. While it is not possible to quantify the potential impact of such a claim, it is Management's opinion that the occurrence of this contingency is not probable and that it will not materially affect the Company's financial condition. Accordingly, the financial statements do not reflect an accrual for this contingency.

     Cash Concentration
     ------------------

     The Company maintains its cash account with a national commercial bank. The FDIC insures up to $100,000 in deposits per bank. At August 31, 2001, the Company's cash balance in one bank exceeded the FDIC-insured amount by $41,735.


Note 12: Going Concern
----------------------

     As of August 31, 2001, the Company severed all relationships with its sole distributor for cited abuses and violations of their distribution agreement. Without a customer, the Company faces catastrophic uncertainties. Its resources are subject to constant depletion by increasing efforts to generate new distribution channels for its products.

     To mitigate the Company's going-concern problems, Management plans to distribute its own products in Canada and the United States. The Company entered into an agreement with PHCM, a related party, to assist in selling and marketing its products in Canada (Note 2). Meanwhile, the Company prepares for an Initial Public Offering of its stock to generate needed funds for the distribution of its products in Canada and the United States.

     On February 8, 2002, the Company signed a 5-year agreement with Cetalon Corporation, a company owned by one of its Directors and shareholders, Elwood Sprenger, to establish a distribution program and to maintain product approvals from appropriate government entities. As of the contract date, the Company had added the following diagnostic test kits to its line of products: colon disorder, urinary tract infection, menopause, breast self-examination pad, blood pressure meter, electric ear thermometer, and alcohol level detection.

     In 2001, the Company successfully registered two new brand names for its products: EarlyDetect and InstaTest. Moreover, Management projects net profits in the next five years as a result of its agreement with Cetalon Corporation. Interests by other companies in distributing the Company's products contributed also to Management's optimistic forecast.

                          ADVANCED MEDICAL SYSTEMS INC.
                    Notes to Financial Statements (Continued)


Note 13: Impact of Recently Issued Accounting Standards
-------------------------------------------------------

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. FASB Statement No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this Statement. The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not previously been issued. The Company has not yet adopted the provision of this Statement. The impact on the Company's financial statements upon adoption is considered immaterial, however.

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The provisions of this Statement are not applicable to the Company, and accordingly, SFAS No. 123 has no impact on the Company's financial statements.

     In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the
     Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes FASB Statement No. 121 and the accounting and reporting provisions of APB Opinion No. 30 for the disposal of a segment of a business. This Statement also amends ARB No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The Company has not yet adopted the provisions of this Statement. Adoption of SFAS No. 144 will not have a material impact on the Company's financial statements, however.

                  Changes In and Disagreements With Accountants
                  ---------------------------------------------
                     on Accounting and Financial Disclosure
                     --------------------------------------

     There are presently no changes in, or disagreements with respect to, the Financial Statements provided herein. (Please see "Financial Statements" above.)

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Information on this item is set forth in the prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Information on this item is set forth in the prospectus under the heading "Use of Proceeds."

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Information as to any prior sales of Shares conducted by the Company is contained within the Prospectus under the heading "Certain Relationships and Related Transactions."

ITEM 27. EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 28. UNDERTAKINGS

     The undersigned company hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act of 1933, treat each posteffective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Number                         Exhibit Description
------                         -------------------

3.1 Articles of Incorporation and Certificates of Amendment dated September 23, 1996, October 14, 1997 and June 21, 2002

3.2            Bylaws of Registrant

5              Opinion Re: Legality of Shares (To be supplied by Amendment)

10.1           Independent  Contractor Agreement between Registrant and Henry J.
               Smith dated June 26, 2000, and correspondence related thereto dated November 1, 1997

10.2 Consultant Agreement dated February 1, 2002, between Registrant and Elwood Sprenger

10.3 Consulting Services Agreement between Registrant and Paradigm Health Care Marketing, Inc. dated July 23, 2001, and related Non-Disclosure and Non-Competition Agreement of even date

10.4 Employment Agreement between Registrant and Nicholas George dated September 19, 2001

10.5 Employment Agreement between Registrant and Peter George dated September 19, 2001

10.6 Employment Agreement between Registrant and Charles Strongo dated March 1, 2002

10.7 Consultant, Independent Contractor Agreement between Advanced Medical Systems Inc. and Tetrachem Inc., dated April 3, 2000.

10.8 Agreement for Business Consulting Services between Advanced Medical Systems Inc. and American Capital Financial Service, Inc., dated May 4, 2000.

23.1           Consent of Counsel

23.2           Consent of Accountant

                                   Signatures
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, EDI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Orange, State of California, on June 28, 2002.

                                              Early Detect Inc.


                                         By:  /s/ Peter George
                                              -------------------------
                                              Peter George,
                                              Chairman, Chief Executive
                                              Officer

                            Special Power of Attorney
                            -------------------------

     The undersigned constitute and appoint Peter George their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby rarifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                      Title                     Date
         ---------                      -----                     ----



/s/ Peter George               Chief Executive Officer,           June 28, 2002
-----------------------        Director
Peter George


/s/ Nicholas George            President,                         June 28, 2002
-----------------------        Director
Nicholas George


/s/ Charles Strongo            Chief Financial Officer,           June 28, 2002
-----------------------        Director
Charles Strongo

/s/ Henry J. Smith             Director                           June 28, 2002
-----------------------
Henry J. Smith, Ph.D.


/s/ Tasneem A. Khwaja          Director                           June 28, 2002
-----------------------
Tasneem A. Khwaja, Ph.D.


/s/ Elwood Sprenger            Director                           June 28, 2002
-----------------------
Elwood Sprenger


/s/ Philip Dave Thomas         Director                           June 28, 2002
-----------------------
Philip Dave Thomas


/s/ John H. Abeles             Director                           June 28, 2002
-----------------------
John H. Abeles, M.D.